EXHIBIT 99.2

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE MODIFIED PLAN.   ACCEPTANCES OR REJECTIONS OF THE MODIFIED SIXTH AMENDED PLAN MAY NOT BE SOLICITED UNTIL THIS SUPPLEMENTAL DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THIS SUPPLEMENTAL DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED.

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

:
In re	:	Chapter 11
:
:
:
WASHINGTON MUTUAL, INC., et al.,1	:
	:	Case No. 08-12229 (MFW)
:
Debtors.	:	(Jointly Administered)
:
:

SUPPLEMENTAL DISCLOSURE STATEMENT FOR THE
MODIFIED SIXTH AMENDED JOINT PLAN OF AFFILIATED DEBTORS
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

-and-

RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Debtors
and Debtors in Possession

Dated:    February 7, 2011

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1 The Debtors in these chapter 11 cases along with the last four digits of each Debtor’s federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395).  The Debtors’ principal offices are located at 925 Fourth Avenue, Suite 2500, Seattle, Washington 98104.

TABLE OF CONTENTS

Page

I.	RELEVANT BACKGROUND AND SIGNIFICANT RULINGS			2

	A.	The Sixth Amended Plan		2

	B.	The Amended Global Settlement Agreement		3

	C.	The Bankruptcy Court Granted the TPS Defendants’ Motions for Summary Judgment in the Trust Preferred Securities Adversary Proceeding		4

	D.	The Bankruptcy Court Denied Cross Motion for Summary Judgment in the LTW Adversary Proceeding		5

	E.	Estimation Motion		5

	F.	Subordination of WMB Subordinated Notes Claims		7

II.	SIGNIFICANT MODIFICATIONS INCORPORATED IN THE MODIFIED PLAN			8

	A.	Plan Modifications		8

	B.	New Provision for Treatment of Late-Filed Claims (Class 12A)		8

		1.	Treatment of Late-Filed Claims	8

		2.	Limitation on Recovery	9

	C.	Modifications to the Non-Debtor Release Provision (Section 43.6 of the Modified Plan)		9

	D.	PIERS Treatment as Debt		10

	E.	Additional Modifications		11

III.	RESOLICITATION OF VOTES ON THE MODIFIED PLAN			11

	A.	Classes 5, 6, 8, 9, 10, 11, and 13 Are Now Voting Classes		11

	B.	Solicitation of Votes on the Modified Plan		12

IV.	RESOLICITATION OF CERTAIN ELECTIONS			12

	A.	Holders of Claims Must Elect to Be Bound by the Non-Debtor Release Provision (Section 43.6 of the Modified Plan) to Receive a Distribution Pursuant to the Modified Plan		12

		1.	Reserve Pending Delivery of Non-Debtor Release	14

	B.	Reorganized Common Stock		14

		1.	Disputed Claims and Dime Warrants	14

i

TABLE OF CONTENTS
(continued)

Page

		2.	Elimination of the “Pro-Rata Share” Limitation With Respect to Certain Stock Elections	15

	C.	Cancellation of Rights Offering		15

V.	UPDATED FINANCIAL INFORMATION AND PROJECTIONS			16

	A.	Updated Projected Financial Information		16

VI.	UPDATED LIQUIDATION AND RECOVERY ANALYSES			20

VII.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MODIFIED PLAN TO THE DEBTORS			22

VIII.	UPDATED VALUATION			23

IX.	VOTING AND ELECTION PROCEDURES			24

	A.	Voting Classes		24

	B.	Ballots		25

	C.	Classes Entitled to Make Stock Elections and Elections Regarding the Non-Debtor Release Provision		25

	D.	Election Forms for Holders of Disputed Claims and Dime Warrants		27

	E.	Voting and Election Procedures		27

	F.	Notice to Holders of Publicly-Traded Securities		28

X.	CONFIRMATION OF THE MODIFIED PLAN			29

	A.	The Confirmation Hearing		29

	B.	Objections to Confirmation		30

XI.	CONCLUSION			31

EXHIBITS

Exhibit A - Prior Disclosure Statement
Exhibit B - Modified Sixth Amended Plan
Exhibit C - Chart of Modifications to Modified Sixth Amended Plan
Exhibit D - Liquidation Analysis
Exhibit E - Valuation Analysis

ii

THE INFORMATION CONTAINED IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT (THE “SUPPLEMENTAL DISCLOSURE STATEMENT”)2 IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES AND ELECTIONS WITH RESPECT TO THE MODIFIED SIXTH AMENDED JOINT PLAN OF WASHINGTON MUTUAL, INC. AND WMI INVESTMENT CORP. AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE MODIFIED PLAN OR IN CONNECTION WITH AN ELECTION.  AS A SUPPLEMENT, THE INFORMATION CONTAINED HEREIN UPDATES CERTAIN INFORMATION SET FORTH IN THE PRIOR DISCLOSURE STATEMENT DISTRIBUTED WITH THE SIXTH AMENDED PLAN AND PROVIDES A SUMMARY OF RECENT EVENTS AND AVAILABLE ELECTIONS.  A COPY OF THE PRIOR DISCLOSURE STATEMENT, WITHOUT EXHIBITS, IS ATTACHED HERETO AS EXHIBIT “A”.  A COMPLETE COPY OF THE PRIOR DISCLOSURE STATEMENT ALSO IS AVAILABLE ONLINE AT WWW.KCCLLC.NET/WAMU.  NO SOLICITATION OF VOTES TO ACCEPT THE MODIFIED PLAN MAY BE MADE EXCEPT PURSUANT TO SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”).

HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE ARE ADVISED AND ENCOURAGED TO READ THIS SUPPLEMENTAL DISCLOSURE STATEMENT AND THE MODIFIED PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE MODIFIED PLAN OR MAKING ANY ELECTION WITH RESPECT THERETO, AND WHERE POSSIBLE, CONSULT WITH COUNSEL OR OTHER ADVISORS PRIOR TO VOTING OR ELECTING.  A COPY OF THE MODIFIED PLAN IS ANNEXED HERETO AS EXHIBIT “B”.  PLAN SUMMARIES AND STATEMENTS MADE IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MODIFIED PLAN AND THE EXHIBITS ANNEXED TO THE MODIFIED PLAN, AS WELL AS THE PRIOR DISCLOSURE STATEMENT.  THE STATEMENTS CONTAINED IN THE PRIOR DISCLOSURE STATEMENT AND THIS SUPPLEMENTAL DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE THEREOF AND HEREOF, UNLESS OTHERWISE SPECIFIED THEREIN AND HEREIN, AND THE DELIVERY OF THE PRIOR DISCLOSURE STATEMENT AND THIS SUPPLEMENTAL DISCLOSURE STATEMENT DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH THEREIN AND HEREIN SINCE SUCH DATE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE DESCRIPTION SET FORTH IN THE PRIOR DISCLOSURE STATEMENT AND THIS SUPPLEMENTAL DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE TERMS OF THE MODIFIED PLAN, ON THE OTHER HAND, THE TERMS OF THE MODIFIED PLAN WILL GOVERN.

THIS SUPPLEMENTAL DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH OTHER NON-BANKRUPTCY LAW.

CERTAIN OF THE STATEMENTS CONTAINED IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT ARE FORWARD LOOKING PROJECTIONS AND FORECASTS, BASED UPON CERTAIN ESTIMATES AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  THIS SUPPLEMENTAL DISCLOSURE STATEMENT MAY NOT BE RELIED UPON BY ANY PERSON FOR ANY PURPOSE OTHER THAN BY HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE OR MAKE ELECTIONS WITH RESPECT TO THE MODIFIED PLAN FOR THE PURPOSE OF DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE

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2 Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan (as defined below).

MODIFIED PLAN AND/OR WHETHER TO MAKE SUCH ELECTIONS, AS APPLICABLE.  NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR LEGAL EFFECTS OF THE MODIFIED PLAN ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

IRS CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS SUPPLEMENTAL DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS AND EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE TAX CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SUPPLEMENTAL DISCLOSURE STATEMENT FOR THE
MODIFIED SIXTH AMENDED JOINT PLAN OF AFFILIATED DEBTORS
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

On January 7, 2011, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an opinion [Docket No. 6528] (the “Opinion”)3 and related order [Docket no. 6529] denying confirmation of the Sixth Amended Plan,4 but noting certain modifications to the Sixth Amended Plan that, if made, would enable the Sixth Amended Plan to be confirmed.  The Opinion also determined that the compromise and settlement embodied in the Global Settlement Agreement, upon which the Modified Plan5 is premised, and the transactions contemplated therein, are fair, reasonable, and in the best interests of Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMI Investment”), as debtors and debtors in possession (together, the “Debtors”), the Debtors’ creditors, and the Debtors’ chapter 11 estates.  In that regard, the Bankruptcy Court found that the various litigations and claims that are resolved pursuant to the Global Settlement Agreement constitute “the precise type of multi-faceted litigation that cries out for settlement” due to the multiplicity of issues, the complexity of the various arguments, and the significant risks associated with litigation of the multitude of claims asserted therein.  The Bankruptcy Court further found that, with respect to each of the claims resolved by the Global Settlement Agreement, the Debtors are unlikely to receive greater value by continuing to litigate than that which they will procure for their estates through consummation of the Global Settlement Agreement, such that the Global Settlement Agreement provides “a reasonable return in light of the possible results of the litigation.”

The Debtors have revised the Sixth Amended Plan consistent with the Opinion, and have filed the Modified Plan.  The Debtors submit this Supplemental Disclosure Statement to (i) describe certain modifications incorporated into the Modified Plan, (ii) provide information regarding the solicitation of votes on the Modified Plan, (iii) provide information regarding elections to be made with respect to the Modified Plan, including, without limitation, (a) elections regarding the releases by holders of Claims of certain non-Debtor Entities pursuant to Section 43.6 of the Modified Plan (the “Non-Debtor Release Provision”), and (b) elections regarding receipt of Reorganized Common Stock as part of a creditors’ distribution, and (iv) provide updated financial information regarding Reorganized WMI and the Modified Plan, including updated financial projections, an updated liquidation analysis and recovery analysis, and an updated valuation of Reorganized WMI, which valuation takes into account the currently proposed timing of the Effective Date of the Modified Plan.  The Debtors intend for this Supplemental Disclosure Statement to supplement the prior disclosure statement for the Sixth Amended Plan, a copy of which is annexed hereto as Exhibit A (the “Prior Disclosure Statement”), incorporated herein by reference, that was approved by the Bankruptcy Court by order, dated October 21, 2010 [Docket No. 5659] (the “Prior Disclosure Statement Order”), and that was distributed to holders of Claims and Equity

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3 A full and complete copy of the Opinion is available at http://www.kccllc.net/wamu or the Bankruptcy Court’s website, www.deb.uscourts.gov, and also is available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801.

4 Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, dated October 6, 2010, as modified by (a) the first plan modification, dated October 29, 2010  [Docket No. 5714] (the “First Plan Modification”), and (b) the second plan modification, dated November 24, 2010 [Docket No. 6081] (the “Second Plan Modification” and, collectively, the “Sixth Amended Plan”).

5 Modified Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of Bankruptcy Code, dated February 7, 2011 (as it may be modified, the “Modified Plan”).

Interests in connection with the solicitation of votes on the Sixth Amended Plan (the “Prior Disclosure Statement”).

The Debtors believe that the modifications incorporated in the Modified Plan do not adversely change the treatment of the Claim of any creditor or the Equity Interest of any equity security holder in any Class that previously accepted the Sixth Amended Plan, such that solicitation of votes on the Modified Plan is not necessary.  However, the Debtors nonetheless intend to solicit  votes on and elections with respect to the Modified Plan from holders of Claims and Equity Interests in certain Classes, as described herein, to ensure that such holders have had a full opportunity to vote on the Modified Plan and elect to grant certain releases, described in more detail below, in exchange for the consideration being provided to them pursuant to the Modified Plan.

On March __, 2011, after notice and a hearing, the Bankruptcy Court entered an order   approving this Supplemental Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as containing adequate information of a kind and in sufficient detail to enable hypothetical reasonable investors typical of holders of Claims against and Equity Interests in the Debtors to make an informed judgment in voting to accept or reject the Modified Plan [Docket No. ___] (the “Supplemental Disclosure Statement Order”).

The Debtors shall seek confirmation of the Modified Plan at a hearing scheduled to be held before the Bankruptcy Court on ________________, 2011 at ______ (the “Confirmation Hearing”) at the United States Bankruptcy Court, 5th Floor, 824 North Market Street, Wilmington, Delaware 19801.

Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Modified Plan.  Annexed as Exhibits to this Supplemental Disclosure Statement are copies of the following documents:

1.           Prior Disclosure Statement – Exhibit A

2.           Modified Plan – Exhibit B

3.	Chart Setting Forth Certain Modifications Incorporated in the Modified Plan – Exhibit C

4.	Liquidation Analysis – Exhibit D

5.	Analysis of Enterprise Valuation of Reorganized Debtors – Exhibit E

All exhibits to this Supplemental Disclosure Statement are incorporated into and are part of this Supplemental Disclosure Statement as if set forth in full herein.

I.
RELEVANT BACKGROUND
AND SIGNIFICANT RULINGS

A.	The Sixth Amended Plan

On September 26, 2008 (the “Petition Date”), the Debtors each commenced with the Bankruptcy Court a voluntary case pursuant to chapter 11 of title 11 of the United States Code (the

“Bankruptcy Code”).  On October 6, 2010, the Debtors filed the Sixth Amended Plan and the Prior Disclosure Statement.

On October 21, 2010, the Bankruptcy Court entered the Prior Disclosure Statement Order upon finding that the Prior Disclosure Statement contained adequate information regarding the Sixth Amended Plan.  Accordingly, the Debtors distributed the Prior Disclosure Statement to holders of Claims, Equity Interests and certain additional Entities entitled to vote and/or to make elections with respect to the Sixth Amended Plan, and the Debtors solicited votes and elections with respect thereto.  As set forth in more detail in the materials filed by the Debtors in support of confirmation of the Sixth Amended Plan, four (4) impaired Classes voted to accept the Sixth Amended Plan, while an additional ten (10) Classes were deemed to accept the Sixth Amended Plan.

A confirmation hearing with respect to the Sixth Amended Plan (the “Prior Confirmation Hearing”) commenced on December 2, 2010.  On January 7, 2011, the Bankruptcy Court entered the Opinion and the accompanying order, pursuant to which the Bankruptcy Court denied confirmation of the Sixth Amended Plan, identifying certain modifications to the Sixth Amended Plan that, if made, would enable the Sixth Amended Plan to be confirmed, as set forth in more detail below.

B.	The Amended Global Settlement Agreement

As set forth in greater detail in the Prior Disclosure Statement, in the wake of the seizure and sale of the assets of WMI’s wholly-owned subsidiary Washington Mutual Bank (“WMB”), a multitude of disputes arose among the Debtors, JPMorgan Chase Bank, National Association (“JPMC”), and the Federal Deposit Insurance Corporation, both in its capacity as receiver for WMB (the “FDIC Receiver”) and in its corporate capacity (“FDIC Corporate”), among other parties, with each asserting claims for billions of dollars against one or more of the others in various forums each of the parties contended had jurisdiction over the issues.  The Amended Global Settlement Agreement (as defined below), which is described in greater detail in the Prior Disclosure Statement, resolves these various disputes and contemplates that funds in excess of approximately $7 billion will be available for distribution to the Debtors’ creditors on account of their claims, as well as to certain holders of senior indebtedness of Washington Mutual Bank.  As stated in the Opinion, the Bankruptcy Court determined that the compromise and settlement embodied in the Global Settlement Agreement, and the transactions contemplated therein, are fair, reasonable, and in the best interests of the Debtors, the Debtors’ creditors, and the Debtors’ chapter 11 estates.

Originally, certain holders of claims against and equity interests in the Debtors (collectively, the “Settlement Note Holders”) were party to the Global Settlement Agreement.  On January 31, 2011, the Global Settlement Agreement became terminable by any party.  Due to, among other things, the passage of time, the Settlement Note Holders determined they did not want to agree to a further extension of the termination date of the Global Settlement Agreement.  As a result, the Debtors (i) exercised their rights pursuant to Section 7.3 of the Global Settlement Agreement and terminated the Global Settlement Agreement, and (ii) entered into the Amended Global Settlement Agreement.6  Except with respect to modifications, consistent with the Opinion, to certain of the release provisions set forth therein, the Amended Global Settlement Agreement retains the same terms as the Global Settlement Agreement as between the Debtors, JPMC, the FDIC Receiver, FDIC Corporate, and the Creditors’

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6 Second Amended and Restated Global Settlement Agreement, dated as of February 7, 2011, by and among WMI and WMI Investment, JPMC, the FDIC Receiver, FDIC Corporate, and the Creditors’ Committee (the “Amended Global Settlement Agreement”).

Committee.  The Modified Plan is premised on the Amended Global Settlement Agreement.  A copy of the Amended Global Settlement Agreement is available at www.kccllc.net/wamu.

On January 19, 2011, the official committee of Equity Interest holders (the “Equity Committee”) filed a notice of appeal of that portion of the Opinion finding that the Global Settlement Agreement satisfies the requisite standards for approval.  On the same date, the Equity Committee filed a motion seeking certification of direct appeal to the United States Court of Appeals for the Third Circuit (the “Third Circuit”).  The Bankruptcy Court will consider the Equity Committee’s motion for a direct appeal to the Third Circuit at a hearing scheduled for February 8, 2011.  The Debtors believe that the Equity Committee’s appeal is procedurally defective and, even if such defects could be cured, will be denied by the appropriate appellate court.

C.	The Bankruptcy Court Granted the TPS Defendants’ Motions for Summary Judgment in the Trust Preferred Securities Adversary Proceeding

Pursuant to the Amended Global Settlement Agreement, upon the effective date thereof, the Debtors will be deemed to have transferred, as of the Petition Date, any and all rights they may have or may ever have had in the Trust Preferred Securities to JPMC, free and clear of liens, and JPMC will be deemed to be the sole legal, equitable and beneficial owner thereof.

As discussed in greater detail in Section IV.D.13 of the Prior Disclosure Statement, on July 6, 2010, certain entities that assert interests in the Trust Preferred Securities (the “TPS Plaintiffs”) commenced an adversary proceeding (the “TPS Action”) against JPMC, WMI, WMPF, Washington Mutual Preferred Funding (Cayman) I Ltd., Washington Mutual Preferred Funding Trust I, Washington Mutual Preferred Funding Trust II, Washington Mutual Preferred Funding Trust III and Washington Mutual Preferred Funding Trust IV (collectively, the “TPS Defendants”) seeking, among other relief, a declaratory judgment that (i) the Conditional Exchange7 was never consummated and cannot be consummated, (ii) neither WMI nor JPMC has any right, title or interest in the Trust Preferred Securities, (iii) the Trust Preferred Securities and any claim thereto do not constitute property of WMI’s estate, and (iv) the Trust Preferred Securities remain with investors who held such securities immediately prior to 8:00 a.m. on September 26, 2008.

By separate motions, each dated November 2, 2010, WMI and JPMC sought summary judgment with respect to the TPS Plaintiffs’ claims asserted in Counts I through VI in the TPS Action.  On January 7, 2011, the Bankruptcy Court issued an opinion [TPS Action, Docket No. 179] and entered an accompanying order [TPS Action, Docket No. 180] (together, the “TPS Order”) granting the TPS Defendants’ motions for summary judgment and holding, inter alia, that “the Conditional Exchange occurred on September 26, 2008” and that “the certificates held by the TPS holders are no longer TPS but are deemed to be Depositary Shares tied to WMI Preferred Shares.”  (TPS Order at 13 & 19.)  The Bankruptcy Court also held that “Plaintiffs cannot establish that there was any misrepresentation that WMI would retain the TPS if it got them in the Conditional Exchange.”   (TPS Order at 16.)  On January 14, 2011, certain of the TPS Plaintiffs appealed the TPS Order to the United States District Court for the District of Delaware [TPS Action, Docket No. 182].  On January 21, 2011, the TPS Plaintiffs voluntarily

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7 As detailed in section I.B.2.b of the Prior Disclosure Statement, the Trust Preferred Securities were subject to a conditional exchange (the “Conditional Exchange”) feature whereby they would be transferred to WMI and the prior holders would receive, in exchange, depositary shares, each representing 1/1,000th of a share of a related series of preferred stock of WMI, upon the occurrence of one or more certain exchange events.

dismissed the remaining counts, Counts VII through IX, of the TPS Action without prejudice [TPS Action, Docket No. 186].

D.	The Bankruptcy Court Denied Cross Motion for Summary Judgment in the LTW Adversary Proceeding

As stated in the Prior Disclosure Statement, on April 12, 2010, Broadbill Investment Corp. (“Broadbill”) commenced an adversary proceeding (the “LTW Action”) against WMI seeking a ruling that the holders of certain Litigation Tracking Warrants™ (the “LTWs”), have allowed Claims against—and not Equity Interests in—WMI.  As issued, the LTWs were warrants for shares of Dime Inc. common stock related to that certain litigation styled Anchor Savings Bank, FSB v. United States, No. 95-39C, currently pending in the United States Court of Federal Claims, and on appeal in the United States Court of Appeals for the Federal Circuit as Anchor Savings Bank, FSB v. United States, No. 2008-5175, -5182.  As a result of the merger of Dime Inc. into WMI, the LTWs are now exchangeable for and into shares of Common Equity Interests in WMI upon the occurrence of certain conditions precedent.  On June 30, 2010, the Bankruptcy Court approved a stipulation allowing Nantahala Capital Partners LP (“Nantahala”) and Blackwell Capital Partners, LLC (“Blackwell”) to intervene as plaintiffs in the LTW Action.   On September 3, 2010, Broadbill and Nantahala filed a class complaint on behalf of a class of all LTW holders, naming themselves as class plaintiffs.

The Debtors believe the causes of action in the LTW holders’ class complaint are wholly without merit.  On September 17, 2010, WMI filed and, on September 24, 2010, amended, an answer to the class complaint as well as a counterclaim arguing that the claims asserted by the LTW holders are subject to subordination pursuant to section 510(b) of the Bankruptcy Code.  In addition, on October 29, 2010, WMI filed a motion for summary judgment on the class complaint (the “LTW Summary Judgment Motion”), and argued therein that the warrant agreement that governs the LTWs is unambiguous and merely grants the LTW holders the right to receive common stock of WMI upon the occurrence of a triggering event, such that the LTWs represent interests in the equity of WMI, not cash or other property, and that, accordingly, the LTW holders hold Equity Interests, not Claims.  In a memorandum of opposition filed on November 17, 2010, the LTW holders contended that summary judgment was not appropriate in the LTW Action on the basis that the issues presented in the LTW Action cannot be decided as a matter of law, based on the terms of the applicable warrant agreement but, rather, that the Bankruptcy Court must hear and consider evidence regarding the parties’ intent with respect to the relevant provisions of that agreement to interpret the LTW holders’ rights thereunder.

On January 7, 2011, the Bankruptcy Court issued an opinion [LTW Action, Docket No. 145] regarding the LTW Action (the “LTW Opinion”) and an accompanying order [LTW, Docket No. 146] denying the LTW Summary Judgment Motion, finding  “genuine issues of material fact, including whether the agreements were intended to convey only an equity interest or offered an option to receive property and whether the events triggering such an option occurred in this case.”  The Bankruptcy Court will hold a status and scheduling conference regarding the LTW Action on February 8, 2011.

E.	Estimation Motion

The Modified Plan provides that, from and after the Effective Date, and until such time as each Disputed Claim has been compromised and settled, estimated by the Bankruptcy Court in an amount constituting the allowed amount, or allowed or disallowed by Final Order of the Bankruptcy Court, the Liquidating Trustee will retain, for the benefit of each holder of a Disputed Claim, Creditor Cash, Liquidating Trust Interests and, to the extent elected by such holder, Reorganized Common Stock, and any dividends, gains or income attributable thereto, in an amount equal to the Pro Rata Share of distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount that the Bankruptcy Court estimates, pursuant to section 502 of the Bankruptcy Code, to be the maximum amount in which such Disputed Claim may ultimately become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee (any assets retained by the Liquidating Trustee allocable to, or retained on account of, Disputed Claims, the “Liquidating Trust Claims Reserve”).

On November 17, 2010, the Debtors filed a motion requesting that the Bankruptcy Court estimate the maximum amount of certain Disputed Claims8 for purposes of establishing the amount of the Liquidating Trust Claims Reserve [Docket No. 5971] (the “Estimation Motion”).  As of the date hereof, the majority of all Disputed Claims subject to the Estimation Motion have either been estimated by the Bankruptcy Court or the Debtors have agreed with the respective claimants as to an appropriate reserve and have withdrawn the Estimation Motion with respect to such Claims.

With respect to the Disputed Claims asserted by holders of Dime Warrants (the “LTW Claims”), the Debtors sought to estimate the LTW Claims at a maximum amount of $250 million.9  On December 6, 2010, Broadbill, Nantahala and Blackwell, on behalf of themselves and all other LTW holders, filed an objection to the Estimation Motion, and argued therein that the Bankruptcy Court should estimate the LTW Claims at a maximum amount of not less than $337 million.

On January 6, 2010, a hearing was held on the Estimation Motion with respect to the LTW Claims.  At the conclusion of the hearing, the Bankruptcy Court stated, on the record, that it estimated the LTW Claims at a maximum amount of $337 million.  In the LTW Opinion, the Bankruptcy Court stated that it determined that the amount of the reserve for the LTW Claims must be set at $334 million.  In the Opinion issued on the same day, however, the Bankruptcy Court stated that it estimated the LTW Claims at $347 million.

On January 13, 2011, the Debtors filed a certification of counsel stating that the Debtors believed that the differing amounts of the reserve for LTW Claims in the Opinion, the LTW Opinion, and the Bankruptcy Court’s statements on the record at the Estimation Motion hearing were inadvertent errors and that the Bankruptcy Court had always intended for the reserve for LTW Claims to be set at $337 million, the amount requested by the LTW holders.  On January 14, 2010, the Bankruptcy Court entered an order regarding the Estimation Motion with respect to the LTW Claims, setting the reserve for such Claims at $347 million [Docket No. 6560] (the “Estimation Order”).  On January 21, 2011, the Debtors filed a motion to reconsider the Estimation Order in which the Debtors requested that the Bankruptcy Court estimate the Dime Warrant Claims at a maximum amount of $337 million.  On January 28, 2011,

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8 The Debtors believed, as of the date of the Estimation Motion, that approximately 400 unliquidated Claims remained pending against their estates that had not been disallowed or withdrawn as a result of omnibus objections and that were not, at that time, the subject of pending omnibus objections.  The Estimation Motion sought to estimate approximately 158 of the 400 pending unliquidated Claims.  As stated in the Estimation Motion, the Debtors believe that all remaining unliquidated Claims (i.e., those pending unliquidated Claims that are neither the subject of the Estimation Motion nor an omnibus objection to Claims) will be resolved pursuant to the Global Settlement Agreement.

9 In the Prior Disclosure Statement, the Debtors indicated that the maximum amount of the LTW Claims, if allowed, would be in the amount of approximately $184 million.  Upon inclusion of certain possible tax-related amounts, the maximum amount was increased.

the LTW holders filed a response to the Debtors’ motion to reconsider.  As of the date hereof, the Debtors’ motion to reconsider remains pending.

The Estimation Motion remains pending with respect to the following Claims:  (i) certain Claims for indemnification filed against the Debtors’ estates by current or former directors or officers, which the Debtors believe will be estimated in an amount to be agreed upon by the Debtors and such claimants, with the balance of such Claims to be subordinated pursuant to section 510(b) of the Bankruptcy Code, and (ii) the BKK Proofs of Claim, which will be assumed by JPMC pursuant to the Amended Global Settlement Agreement (such that the Debtors will not need to reserve for such claims), assuming the Modified Plan is confirmed by the Bankruptcy Court.

F.	Subordination of WMB Subordinated Notes Claims

With respect to the WMB Subordinated Notes Claims in Class 17B, the Modified Plan provides that, because such Claims are derivative in nature of the claims and causes of action asserted by the FDIC Receiver, FDIC Corporate and the Receivership in the FDIC Claim and the D.C. Action and the claims and causes of action that have been or may be asserted by the FDIC Receiver, FDIC Corporate and the Receivership against the Debtors and their estates, and in consideration for the distribution to be made to the FDIC Receiver pursuant to the Global Settlement Agreement, on the effective date, all WMB Subordinated Notes Claims, to the extent that they are not Section 510(b) Subordinated WMB Notes Claims (as defined in the Plan), shall be deemed disallowed, and holders thereof shall not receive any distribution from the Debtors.

Certain holders of WMB Subordinated Notes Claims have asserted that they hold claims against WMI arising under the federal securities laws (the “Misrepresentation Claims”).  On October 17, 2010, the Debtors filed the Fifty-Fifth Omnibus (Substantive) Objection to Claims [Docket No. 5616] and the Fifty-Sixth Omnibus (Substantive) Objection to Claims [Docket No. 5618] (together, the “Omnibus Objections”).   In the Omnibus Objections, the Debtors objected to all Claims asserted by holders of WMB Subordinated Notes, including the Misrepresentation Claims, on the basis that (i) such Claims are not liabilities of WMI, as they arise from notes issued not by WMI but by WMI’s subsidiary, WMB, (ii) such Claims fail to state a claim upon which relief can be granted, (iii) such Claims are derivative of the claims and causes of action that have been or may be asserted by the FDIC Receiver, FDIC Corporate and the Receivership against the Debtors and their estates, and (iv) even if such Claims did not fail as a matter of law, they should be subordinated pursuant to section 510(b) of the Bankruptcy Code.

At a hearing on the Omnibus Objections, held on January 6, 2011, the Bankruptcy Court ruled from the bench, and subsequently memorialized in the Opinion (see Opinion at 103-05), that the Misrepresentation Claims held by holders of WMB Subordinated Notes should be subordinated pursuant to section 510(b) of the Bankruptcy Code.  The Bankruptcy Court will soon enter a corresponding order subordinating the Misrepresentation Claims.  The Misrepresentation Claims will be treated pursuant to the Modified Plan as Section 510(b) Subordinated WMB Notes Claims in Class 18 (Subordinated Claims).  As such, pursuant to the Modified Plan, each holder of a Misrepresentation Claim, to the extent allowed, is entitled to receive its Pro Rata Share of Liquidating Trust Interests in an aggregate amount equal to such holder’s Allowed Subordinated Claim and Postpetition Interest Claim, but only after all other Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full.

The Bankruptcy Court’s January 6, 2011 ruling on the Omnibus Objections, however, was without prejudice to the Debtors’ ability to pursue additional grounds for objection with respect to the WMB Subordinated Notes Claims (including the Misrepresentation Claims), namely, that the WMB Subordinated Notes Claims should be disallowed in their entirety for the independent reasons that such

Claims fail to state a claim upon which relief can be granted, are not liabilities of WMI, and are derivative of the Claims and causes of action that have been or may be asserted by the FDIC Receiver, FDIC Corporate and the Receivership against the Debtors and their estates.

II.
SIGNIFICANT MODIFICATIONS
INCORPORATED IN THE MODIFIED PLAN

A.	Plan Modifications

A full and complete copy of the Modified Plan, which incorporates modifications to the Sixth Amended Plan consistent with the Opinion, is annexed hereto as Exhibit B.  Certain of the modifications incorporated in the Modified Plan that the Debtors believe are relevant to either voting on the Modified Plan or making elections with respect thereto, are described in detail herein.  Additional modifications incorporated in the Modified Plan, which modifications are consistent with the Opinion, are described on the chart annexed hereto as Exhibit C.  Certain other modifications incorporated in the Modified Plan were made to include revisions agreed to by the Debtors at or prior to the Prior Confirmation Hearing to resolve certain objections to the Sixth Amended Plan.

B.	New Provision for Treatment of Late-Filed Claims (Class 12A)

In the Opinion, the Bankruptcy Court found that, pursuant to sections 726(a) and 1129 of the Bankruptcy Code, the Debtors must satisfy Late-Filed Claims prior to paying Postpetition Interest Claims.  Accordingly, the Debtors have created Class 12A for Late-Filed Claims (i.e., a Claim against any of the Debtors or the Debtors’ estates, (i) proof of which was filed subsequent to March 31, 2009, the date designated by the Bankruptcy Court as the last date for filing proofs of claim against the Debtors or the Debtors’ estates (the “Bar Date”), but prior to the commencement of the Confirmation Hearing, and that does not merely amend or supersede any Claim that was filed prior to such date, and (ii) which has not been listed by such Debtor in its Schedules10 as liquidated in amount and not disputed or contingent).

1.	Treatment of Late-Filed Claims

The Modified Plan provides that, commencing on the Effective Date, and subject to the priorities set forth in the Subordination Model, each holder of an Allowed Late-Filed Claim will receive, in full satisfaction, release and exchange of such holder’s Allowed Late-Filed Claim and Postpetition Interest Claim, such holder’s Pro Rata Share of Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed Late-Filed Claim and (b) in the event that all Allowed Claims (other than Subordinated Claims) are paid in full, such holder’s Postpetition Interest Claim, which interests shall entitle such holder to distributions from the Liquidating Trust after all Allowed Unsecured Claims are paid in full (but prior to payment of Subordinated Claims and Postpetition Interest Claims).  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached as an exhibit to the Modified Plan.  Holders of Late-Filed Claims are

____________________________
10 The schedules of assets and liabilities the Debtors filed on December 19, 2008, as amended pursuant to filings dated January 27, 2009 and February 24, 2009 [Docket Nos. 475, 477, 619, and 709].

not entitled to elect to have their Late-Filed Claims treated as Convenience Claims pursuant to the Modified Plan.

2.	Limitation on Recovery

Notwithstanding anything contained in the Modified Plan to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Late-Filed Claim in accordance with the Modified Plan, in the event that the aggregate amount of the distributions of Cash received on account of Liquidating Trust Interests in accordance with the Modified Plan are equal to or in excess of one hundred percent (100%) of the amount of such holder’s Allowed Late-Filed Claim and Postpetition Interest Claim, then the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) will be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached as an exhibit to the Modified Plan.

C.	Modifications to the Non-Debtor Release Provision (Section 43.6 of the Modified Plan)

Pursuant to the Modified Plan, any holder of a Claim or Equity Interest that elects to opt out of the Non-Debtor Release Provision will not receive a distribution.  In addition, in the Opinion, the Bankruptcy Court identified certain modifications to the Non-Debtor Release Provision and certain related provisions of the Sixth Amended Plan that would be required for the Bankruptcy Court to confirm the Sixth Amended Plan.  As set forth in more detail on the Chart annexed hereto as Exhibit C, the Modified Plan incorporates these modifications, consistent with the Opinion, as follows:

•
The Bankruptcy Court found that the non-debtor releases in the Global Settlement Agreement must be interpreted consistent with the Confirmation Order and the Sixth Amended Plan.  (Opinion at 79.)  Section 2.1 of the Modified Plan, entitled “Compromise, Settlement and Sale,” incorporates a modification providing that, with respect to the Non-Debtor Release Provision, in the event of any inconsistency between the Amended Global Settlement Agreement, the Modified Plan or the Confirmation Order, the documents shall control in the following order of priority:  (i) the Confirmation Order, (ii) the Modified Plan, and (iii) the Amended Global Settlement Agreement.

•
The Bankruptcy Court found that the Non-Debtor Release Provision should not extend to Affiliates of the Debtors.  (Id. at 81.)  The Modified Plan incorporates modifications consistent with the Opinion.  Entities that elect to grant the releases provided in the Non-Debtor Release Provision will not release any Claims they may have against the Debtors’ non-Debtor Affiliates.

•
The Bankruptcy Court found that the Non-Debtor Release Provision should not extend to the Debtors’ officers and directors.  (Id. at 81-82.)  The Modified Plan incorporates modifications consistent with the Opinion, such that Entities that elect to grant the releases provided in the Non-Debtor Release Provision will not release any Claims they may have against the Debtors’ current or former officers and directors.  It should be noted, however, that, pursuant to Section 43.8 of the Modified Plan, entitled “Exculpation,” and consistent with the Opinion, the Debtors’ directors and officers that served during the Chapter 11 Cases will not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation or approval of the Sixth Amended Plan, the Modified Plan or any compromises or settlements contained therein, the Prior Disclosure Statement, this Supplemental Disclosure Statement, the Global Settlement Agreement, the Amended Global Settlement Agreement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Modified Plan and the Amended Global Settlement Agreement; provided, however, that the Exculpation provision will not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; and, provided, further, that, unless otherwise ordered by the Bankruptcy Court in connection with the LTW Litigation, the provisions of the Exculpation provision will not affect the liability of any officer of the Debtors or any member of the Debtors’ board of directors with respect to actions asserted in the LTW Litigation and relating to the period from the Petition Date up to and including the Effective Date.

•
The Bankruptcy Court found that, with respect to holders of Claims that elect to grant the releases provided in the Non-Debtor Release Provision, the affiliates of such holders should not be bound by such releases.  (Id. at 83.)  The Modified Plan incorporates modifications consistent with the Opinion.

•
The Bankruptcy Court found that it was not appropriate for the Non-Debtor Release Provision to apply to Entities that were not entitled to receive a distribution pursuant to the Sixth Amended Plan.  (Id. at 85.)  Consistent with the Opinion, the Non-Debtor Release Provision applies only to holders of Claims that are entitled to receive, directly or indirectly, a distribution pursuant to the Modified Plan, and, even then, only to the extent that such holders do not elect to opt out of the Non-Debtor Release Provision.  (As stated, any holder of a Claim or Equity Interest that does elect to opt out of the Non-Debtor Release Provision will forfeit, and will not receive, the distribution, if any, that such holder otherwise would be entitled to receive pursuant to the Modified Plan).

•	The Bankruptcy Court found that the definition of “Released Claims” should be limited in several respects. (Id. at 86.) The Modified Plan incorporates modifications consistent with the Opinion.

D.	PIERS Treatment as Debt

Pursuant to the Sixth Amended Plan, the interests represented by the PIERS Common Securities and PIERS Preferred Securities (together, the “PIERS”) were classified and treated as debt.  At the Prior Confirmation Hearing, certain parties asserted that the PIERS should, instead, be classified and treated as equity, on the basis that the rights of the holders of the PIERS include warrants to purchase common stock of WMI.  At the Prior Confirmation Hearing, certain of the Debtors’ witnesses testified that the PIERS represent ownership interests in the stock of Washington Mutual Capital Trust 2001 (“WMCT 2001”), and that the Debtors have an obligation to WMCT 2001 based on certain junior subordinated debentures issued by the Debtors to WMCT 2001, described in more detail in Section IV.B.5 of the Prior Disclosure Statement.

In the Opinion, in response to the objectors’ statements, the Bankruptcy Court stated that it was not able to determine whether the Sixth Amended Plan properly classified the PIERS as debt.  The Bankruptcy Court was primarily concerned that, based upon the comments by objectors, WMCT 2001 might have been merged into WMI.  WMCT 2001 has not, however, been merged into WMI, but, rather, remains an independent corporate entity and a creditor of WMI.  Moreover, the Bankruptcy Court has already entered an order, dated January 28, 2010, reducing and allowing the PIERS Claims as Unsecured Claims in the amount of $765,674,199.63, with respect to the PIERS Preferred Securities, and $23,679,306.87, with respect to the PIERS Common Securities.  (See Order Granting Debtors’ Objection to Proof of Claim Number 2134 Filed by Wells Fargo Bank, National Association, as Indenture Trustee [Docket No. 2262].)  In addition, the Debtors introduced, as evidence at the Prior Confirmation Hearing, the junior subordinated indentures that govern the PIERS.  These documents demonstrate that the PIERS holders’ interests are Claims, and not Equity Interests.  Because the interests represented by the PIERS are Claims against WMI, rather than interests in WMI’s equity, the PIERS are properly classified and treated as unsecured debt.  Consequently, the treatment of the PIERS as debt remains the same in the Modified Plan.

E.	Additional Modifications

Certain additional modifications incorporated in the Modified Plan, including, among other things, modifications regarding Classes entitled to vote on the Modified Plan, Classes that are impaired by the Modified Plan, elections with respect to the Non-Debtor Release Provision, elections by certain Classes to receive Reorganized Common Stock, and the Rights Offering, are described below.

III.
RESOLICITATION OF VOTES ON THE MODIFIED PLAN

A.	Classes 5, 6, 8, 9, 10, 11, and 13 Are Now Voting Classes

Pursuant to the Sixth Amended Plan, holders of claims in unimpaired Classes were not given the opportunity to opt out of the Non-Debtor Release Provision.  In the Opinion, the Bankruptcy Court stated that a plan of reorganization may not provide for releases, by holders of Claims, of their Claims against non-Debtor Entities unless such holders affirmatively consented to such releases by (i) voting in favor of the plan and (ii) not opting out of such releases.

Accordingly, the Debtors intend to seek affirmative consent to the Non-Debtor Release Provision (Section 43.6 of the Modified Plan) from holders of Claims in many of the Classes that, in the Sixth Amended Plan, were categorized as unimpaired.  Specifically, the following Classes of Claims will now be provided an opportunity to elect to opt out of the Non-Debtor Release Provision:  Class 5 (JPMC Rabbi Trust/Policy Claims), Class 6 (Other Benefit Plan Claims), Class 8 (WMB Vendor Claims), Class 9 (Visa Claims), Class 10 (Bond Claims), Class 11 (WMI Vendor Claims), and Class 13 (Convenience Claims).  Holders of Claims in such Classes should be aware, however, that they will not be entitled to a distribution if they elect to opt out of the Non-Debtor Release Provision.  In addition, because holders of Claims in Classes 5, 6, 8, 9, 10, 11, and 13 will forfeit their distribution if they elect to opt out of the Non-Debtor Release Provision, these Classes are now impaired pursuant to the Modified Plan, and are holders therein are entitled to vote to accept or reject the Modified Plan.

Pursuant to the Amended Global Settlement Agreement and the Modified Plan, JPMC will pay or fund the payment of Claims against the Debtors in Classes 4 (WMI Medical Plan Claims) and 7 (Qualified Plan Claims).  Holders of Claims in such Classes will not be solicited to grant the releases set forth in the Non-Debtor Release Provision (either voluntarily or involuntarily) and, thus, remain unimpaired by the Modified Plan.  Similarly, holders of Claims in Class 1 (Priority Non-Tax Claims) will not be subject to the releases set forth in Non-Debtor Release Provision and, thus, remain unimpaired by the Modified Plan.  Accordingly, holders of Claims in Classes 1, 4 and 7 will be deemed to accept the Modified Plan, will not be entitled to vote on the Modified Plan, and will not receive Ballots or election forms.

B.	Solicitation of Votes on the Modified Plan

Although the Modified Plan incorporates certain modifications made subsequent to the initial solicitation of votes with respect to the Sixth Amended Plan, the Debtors believe that these modifications do not adversely change the treatment of the Claim of any creditor or Equity Interest of any equity security holder in any Class that previously voted to accept the Sixth Amended Plan.  However, the Debtors nonetheless intend to resolicit  votes on the Modified Plan from holders of Claims and Equity Interests in all Classes previously solicited, except Classes 17A and 19, to ensure that such holders have had a full opportunity to vote on the Modified Plan and to elect to grant certain releases, described in more detail below, in exchange for the consideration being provided to them pursuant to the Modified Plan.  All prior votes on the Sixth Amended Plan by holders of Claims and Equity Interests in all Classes previously solicited, except Classes 17A and 19, will be disregarded.  In addition, as discussed above, the Debtors intend to solicit votes from holders of Claims in certain additional Classes that were not previously solicited, namely, Classes 5, 6, 8, 9, 10, 11 and 13.  Furthermore, each holder of a Late-Filed Claim in the newly-added Class 12A will be entitled to vote on the Modified Plan, but only to the extent that such holder filed such Late-Filed Claim on or prior to the General Record Date.

The Debtors will not resolicit votes from holders of WMB Senior Notes Claims in Class 17A because the modifications incorporated in the Modified Plan do not adversely affect the treatment of WMB Senior Notes Claims.  The modifications that do impact this Class — namely, the scaling back of the Non-Debtor Release Provision — have a positive, and not an adverse, effect on such Claims, and, accordingly, pursuant to Bankruptcy Rule 3019, resolicitation of votes from such holders is not necessary.  Similarly, the Debtors will not resolicit votes from holders of the REIT Series in Class 19, nor will JPMC extend the period in which such holders may elect to receive a supplemental distribution from JPMC.  The Debtors believe that resolicitation of votes from Class 19 on the Modified Plan is not required by Bankruptcy Rule 3019 because Class 19 voted to reject the Sixth Amended Plan.  Thus Classes 17A and 19 will be deemed to have accepted and rejected the Modified Plan, respectively.

IV.
RESOLICITATION OF CERTAIN ELECTIONS

                      As described below, certain holders of Claims and Equity Interests are required and/or permitted to make certain new or revised elections with respect to the Modified Plan.

A.	Holders of Claims Must Elect to Be Bound by the Non-Debtor Release Provision (Section 43.6 of the Modified Plan) to Receive a Distribution Pursuant to the Modified Plan

In the Opinion, the Bankruptcy Court ruled that a chapter 11 plan of reorganization may provide for consensual releases, by holders of claims, of claims against certain non-Debtor Entities, as long as such holders affirmatively consent to such releases by (i) voting in favor of the plan and (ii) not opting out of such releases.  The version of the Non-Debtor Release Provision contained in the Sixth Amended Plan, as originally filed, provided that Entities that opted out of such releases (by checking or not checking the applicable box on their Ballot), if the Bankruptcy Court so determined, would still be bound by such releases, and would still receive whatever distributions the Sixth Amended Plan afforded their respective Class.  The Second Plan Modification modified this treatment, to provide that Entities that chose to opt out of the Non-Debtor Release Provision would not be bound thereby, and would not be entitled to receive any distribution pursuant to the Sixth Amended Plan.

The Second Plan Modification was filed after the deadline to vote on and submit elections with respect to the Sixth Amended Plan.  In the Opinion, the Bankruptcy Court stated that certain Entities — not having seen the Second Plan Modification — may have elected to opt out of the Non-Debtor Release Provision, believing that they would be ordered to be bound by such provision in any event, and would still receive a distribution pursuant to the Sixth Amended Plan, or, alternatively, may have refrained from electing to opt out of the Non-Debtor Release Provision, believing that the Bankruptcy Court would approve the language stating that all creditors (whether or not they opted out) would be bound by that provision.  Accordingly, consistent with the Opinion, the Debtors will provide all holders of Claims in impaired Classes the opportunity to resubmit their elections with respect to the Non-Debtor Release Provision.  With respect to holders of Claims and Equity Interests in those Classes from whom the Debtors are resoliciting elections regarding the Non-Debtor Release Provision, all prior elections with respect to that provision will be disregarded.

In addition, certain Entities that previously did not have an opportunity to consent to the Non-Debtor Release Provision, because they did not receive a Ballot in connection with the prior solicitation will be provided Ballots and election forms, as appropriate, entitling them to submit elections regarding the Non-Debtor Release Provision.  This includes (i) holders of Claims in Classes 5, 6, 8, 9, 10, 11 and 13, who previously were unimpaired and deemed to grant the releases in the Non-Debtor Release Provision, but must affirmatively consent to such releases to receive a distribution pursuant to the Modified Plan, and (ii) holders of Disputed Claims, with respect to which the releases will be effective only to the extent that a Disputed Claim holder ultimately is determined to hold an Allowed Claim against, and is entitled to receive a distribution from, the Debtors.  Furthermore, although the releases set forth in the Non-Debtor Release Provision are effective only to the extent that a holder grants such releases and receives a distribution pursuant to the Modified Plan, the Debtors will solicit release elections from certain Equity Interest holders on a contingency basis.  Holders of Dime Warrants in Class 21 will be provided with election forms entitling them to submit such elections so that the Debtors have them on record in the event that a court determines that such holders have Claims against (and not Equity Interests in) the Debtors.  Similarly, the Debtors will distribute Ballots to holders of Preferred Equity Interests in Class 20 that provide such holders an opportunity to elect whether to grant the releases set forth in the Non-Debtor Release Provision, but such elections and such releases will only be effective and enforced if and when such holders begin receiving distributions pursuant to the Modified Plan.

Certain holders of Claims or Equity Interests will not be solicited to submit elections with respect to the Non-Debtor Release Provision.  Specifically, holders of Claims in unimpaired Classes, namely, Class 1 (Priority Non-Tax Claims), Class 4 (WMI Medical Plan Claims) and Class 7 (Qualified Plan Claims), which are to be paid or satisfied in full, will not be subject to the Non-Debtor Release Provision and, thus, will not receive any Ballot or election form regarding that provision.  Moreover, the Debtors will not provide new Ballots or election forms regarding the Non-Debtor Release Provision to (i) holders of Common Equity Interests in Class 22, because they are unlikely to receive any distribution pursuant to the Modified Plan, or (ii) holders of Claims or Equity Interests in Class 17A (WMB Senior Notes Claims) and Class 19 (REIT Series) because the terms of the Sixth Amended Plan and the Ballots and forms the Debtors provided such holders during the prior solicitation clearly provided that such holders were required to grant the releases provided in the Non-Debtor Release Provision in order to receive distributions.  Thus, any holder of a Claim in Class 17A or an Equity Interest in Class 19 that elected to grant the releases set forth in the Non-Debtor Release Provision in connection with the prior solicitation will remain bound by that election.

1.	Reserve Pending Delivery of Non-Debtor Release

The Modified Plan provides that, notwithstanding anything contained in the Modified Plan to the contrary, in the event that a holder of a Claim or Equity Interest entitled to a distribution pursuant to the Modified Plan fails to execute and deliver prior to the Voting and Election Deadline an election with respect to the non-Debtor releases required in accordance with the Non-Debtor Release Provision (other than (a) holders that affirmatively elect to opt out of such releases and (b) holders in unimpaired Classes that are not subject to such releases), (i) from and after the Effective Date, the Disbursing Agent or the Liquidating Trustee, as the case may be, shall reserve amounts of Creditor Cash and Liquidating Trust Interests, as the case may be, otherwise to be distributed to such holder, (ii) provided that an election to grant the non-Debtor releases is not executed and delivered by such holder to the Liquidating Trustee prior to the three (3), six (6) and nine (9) month anniversaries of the Effective Date, on or prior to the fifth (5th) Business Day following any such date, the Liquidating Trustee will serve a notice upon such holder, either directly or indirectly through such holder’s nominee, informing such holder of such reserved distribution and the requirement of such holder to execute and deliver such election as a condition to delivery of such reserved distribution, and (iii) in the event that, on or prior to the one (1) year anniversary of the Effective Date, such holder fails to execute and deliver such election to the Liquidating Trustee, then, the Liquidating Trustee is authorized to permanently remove such holder and its corresponding Claim and/or Liquidating Trust Interest from the Liquidating Trustee’s books and records and any consideration held for distribution on account of such Allowed Claim shall revert to the Liquidating Trustee for redistribution to holders of Liquidating Trust Interests in accordance with the terms and provisions of the Modified Plan.

B.	Reorganized Common Stock

In connection with the solicitation of votes on the Sixth Amended Plan, certain holders of Claims were permitted to elect to receive Reorganized Common Stock in lieu of some or all of the Creditor Cash or Cash on account of Liquidating Trust Interests, as the case may be, that such holders otherwise would be entitled to receive pursuant to the Modified Plan (such election, a “Stock Election”).

The Modified Plan incorporates certain modifications regarding the Stock Elections, discussed below.  Accordingly, the Debtors will resolicit Stock Elections, on either the applicable Ballots or on election forms, from holders of Claims in all Classes entitled to make such elections pursuant to the Modified Plan, as well as from holders of Disputed Claims and Dime Warrants on a contingency basis in the event it is determined that they hold Allowed Claims.  All prior Stock Elections will be disregarded.

1.	Disputed Claims and Dime Warrants

Pursuant to the Prior Disclosure Statement Order, holders of Disputed Claims and Dime Warrants were not entitled to vote on the Sixth Amended Plan and, therefore, did not receive Ballots.  Thus, such holders were not provided with the opportunity to make Stock Elections.  In the Opinion, the Bankruptcy Court found that the Sixth Amended Plan should have afforded each holder of a Claim in each Class provided with the opportunity to make Stock Elections with the same options.  Consistent with the Opinion, pursuant to the Modified Plan, the Debtors will solicit Stock Elections from all holders of Disputed Claims in Class 12 and Dime Warrants in Class 21.

Pursuant to Section 27.3 of the Modified Plan, the Debtors will reserve Reorganized Common Stock on behalf of each electing Disputed Claim or Dime Warrant holder, and will distribute such reserved stock to such holder in the event the Bankruptcy Court determines, pursuant to a Final

Order, that such holder has an Allowed General Unsecured Claim.  If such holder’s Disputed Claim ultimately is disallowed pursuant to a Final Order, or it is determined that the Dime Warrants represent Equity Interests in the Debtors, as the case may be, any Reorganized Common Stock reserved on account thereof will be distributed to holders of Allowed Claims in accordance with the Modified Plan.

2.	Elimination of the “Pro-Rata Share” Limitation With Respect to Certain Stock Elections

To ensure that holders of Allowed Claims (other than Subordinated Claims or Late-Filed Claims), to the extent consistent with the Subordination Model annexed as an exhibit to the Modified Plan, are given the opportunity to elect to receive value, on the Effective Date, in full satisfaction of such holders’ Allowed Claims or Postpetition Interest Claims on account of Allowed Claims, the Debtors have modified the Modified Plan to provide that each holder of an Allowed Claim in Class 3 (Senior Subordinated Notes Claims), Class 14 (CCB-1 Guarantee Claims), Class 15 (CCB-2 Guarantee Claims), and Class 16 (PIERS Claims) may elect to receive up to one hundred percent (100%) of the amount of such holder’s (i) Allowed Claim and (ii) if all Allowed Claims (other than Subordinated Claims) are paid in full, Postpetition Interest Claim on account of such Allowed Claim, in Reorganized Common Stock.11  Accordingly, the Debtors will resolicit Stock Elections from holders of Claims in such Classes on the applicable Ballots.

On the applicable Ballots, the Debtors will resolicit Stock Elections from holders of Claims in Class 2 (Senior Notes Claims) and Class 12 (General Unsecured Claims), as well, but, as was the case with respect to the Sixth Amended Plan, pursuant to the Modified Plan such holders’ Stock Elections will be limited to that percentage of Reorganized Common Stock that is equal to any such holder’s respective Pro Rata Share of all Allowed Senior Notes Claims and Allowed General Unsecured Claims.

C.	Cancellation of Rights Offering

The Sixth Amended Plan provided that each holder of an Allowed PIERS Claim that relates to PIERS Preferred Securities would receive certain Subscription Rights entitling such holder to purchase its Pro Rata Share of Additional Common Stock, provided such holder, based on its Pro Rata Share of Subscription Rights, would be entitled to subscribe for shares of Additional Common Stock for an aggregate Subscription Price of at least $2,000,000 (the “Rights Offering”).  In the Opinion, the Bankruptcy Court indicated that the Sixth Amended Plan should be modified to allow all holders of PIERS Claims (whether or not such holders would be entitled to subscribe for shares of Additional Common Stock for an aggregate Subscription Price of at least $2,000,000) the opportunity to participate in the Rights Offering.  Modifying the Rights Offering in this manner, however, raises potential issues under the applicable federal securities laws and, therefore, the Debtors have determined to remove the Rights Offering in its entirety from the Modified Plan.  Thus, holders of PIERS Claims will not receive new subscription forms, all prior elections to participate in the Rights Offering will be disregarded, and the Debtors have returned or will return as soon as reasonably practicable all funds previously submitted by holders of PIERS Claims in connection with the Rights Offering.

____________________________
11 Pursuant to the Sixth Amended Plan, such holders were limited to electing to receive only that percentage of Reorganized Common Stock that equaled such holders’ respective Pro Rata Share of Claims.

V.
UPDATED FINANCIAL
INFORMATION AND PROJECTIONS

A.	Updated Projected Financial Information.

The Projections set forth in this Supplemental Disclosure Statement (the “Updated Projections”) have been updated from the version of the Projections set forth in the Prior Disclosure Statement (the “Prior Projections”) to account for a number of events that occurred subsequent to the Bankruptcy Court’s approval of the Prior Disclosure Statement, including the following:  First, the Debtors received revised actuarial projections from professionals retained by the Debtors for that purpose.  Overall, these actuarial projections reflect an increase of over $9 million in the estimated amount of total ultimate paid losses, with the majority of such increased losses being paid out in the near term.  Second, subsequent to the date that the Bankruptcy Court approved the Prior Disclosure Statement, the Debtors reached a compromise and settlement in the Alexander & Reed litigation, discussed in Section D.14.h of the Prior Disclosure Statement, pursuant to which WMMRC will be responsible for payment of the settlement amount.  Accordingly, the updated Projections reflect a payment by WMMRC of the settlement amount in 2011.  Third, the updated Projections reflect increased general and administrative expenses to reflect the Debtors’ current estimates with regard to infrastructure and employee-related costs.  Fourth, the updated Projections reflect a court approved stipulation and agreement between the Debtor and WMMRC on the release of intercompany claims between the entities including the notes payable amount.  Fifth, the updated Projections reflect actual results with respect to WMMRC’s reinsurance business through November 2010.

No new business ventures nor opportunities for expansion are included in the Updated Projections, the results of which may materially affect the projected period. Moreover, the Updated Projections do not take into account nor assume any rights offering subsequent to the Effective Date of the Modified Plan, the proceeds of which could be used to effectuate an expanded business model.

Please refer to the Prior Disclosure Statement for a description of the line items and assumptions contained in the Updated Projections.

1.           Projected Statements of Operations (Unaudited).

Reorganized Debtor
Projected Income Statement (Unaudited)
Period Ending December 31, XXXX

($ in thousands)	2011	2012	2013	2014	2015

Premiums Written	$36,940	$30,349	$22,176	$15,392	$10,140
Change in Unearned Premiums	136	119	132	117	97
Premiums Revenue	37,076	30,468	22,308	15,509	10,237

Losses Paid	156,827	71,835	37,308	11,856	2,096
Provision for Reserves	(101,663)	(44,457)	(28,582)	(10,817)	(1,724)
Ceding Commission	3,845	3,169	2,296	1,526	990
Underwriting Expenses	59,009	30,547	11,023	2,565	1,362

Underwriting Income (Loss)	(21,933)	(79)	11,285	12,944	8,875

General & Administrative Expenses	(5,883)	(2,167)	(2,232)	(2,299)	(1,907)
Interest Expense	-	-	-	-	-
Investment Income	11,938	9,060	8,226	8,081	8,408
Gain/(Loss) on Commutation	-	-	-	-	-
Pre-Tax Income (Loss)	(15,878)	6,814	17,280	18,727	15,376

Tax Expense	-	-	-	-	-
Net Income (Loss)	$(15,878)	$6,814	$17,280	$18,727	$15,376

2.           Projected Balance Sheets (Unaudited).

Reorganized Debtor
Projected Balance Sheet (Unaudited)
As of December 31, XXXX

($ in thousands)	2011	2012	2013	2014	2015

ASSETS
Cash and Investments	$293,027	$252,115	$239,480	$245,601	$258,634
Accrued Interest	881	751	711	724	761
Reinsurance Premiums Receivable	2,845	2,328	1,684	1,169	770
Total Assets	296,754	255,195	241,874	247,494	260,165

LIABILITIES & SHAREHOLDERS' EQUITY
Accrued Expenses	205	176	182	187	154
Accrued Investment Expenses	50	42	40	41	43
Accrued Ceding Fees	296	242	174	116	75
Federal Income Tax Payable	-	-	-	-	-
Allowance for Doubtful Accounts	-	-	-	-	-
Notes Payable / Line of Credit	-	-	-	-	-
Interest Payable	-	-	-	-	-
Unearned Premiums	703	584	452	336	239
Losses Payable	8,638	4,931	3,109	988	175
Reserves	86,179	41,722	13,141	2,323	600
Total Liabilities	96,072	47,699	17,098	3,991	1,286

Paid-In Capital	69,880	69,880	69,880	69,880	69,880
Retained Earnings (Accumulated Deficit)	146,680	130,802	137,616	154,896	173,623
Net Income (Loss) - YTD	(15,878)	6,814	17,280	18,727	15,376
Cumulative Dividends Paid	-	-	-	-	-
Total Stockholders' Equity	200,682	207,496	224,776	243,503	258,879
Total Liabilities & Stockholders' Equity	$296,754	$255,195	$241,874	$247,494	$260,165

3.           Projected Statements of Cash Flow – Indirect Method (Unaudited).

Reorganized Debtor
Indirect Cash Flows
Period Ending December 31, XXXX

($ in thousands)	2011	2012	2013	2014	2015

CASH FLOW FROM OPERATIONS
Net (Loss) Income	$(15,878)	$6,814	$17,280	$18,727	$15,376

Working Capital:
Accrued Investment Income	357	130	41	(13)	(37)
Premiums Receivable	575	517	644	515	399
Losses and Loss Adjustment Expenses	(101,663)	(44,457)	(28,582)	(10,817)	(1,724)
Losses Payable	(2,632)	(3,707)	(1,822)	(2,121)	(813)
Unearned Premiums	(136)	(119)	(132)	(117)	(97)
Accrued Ceding Commission Expense	(59)	(54)	(68)	(59)	(41)
Accrued Interest	-	-	-	-	-
Federal Income Taxes Payable	-	-	-	-	-
Accounts Payable and Accrued Expenses	162	(29)	5	5	(33)
Accrued Investment Expenses	50	(7)	(2)	1	2
Total Working Capital	(103,347)	(47,726)	(29,916)	(12,605)	(2,344)

Net Cash from Operations	(119,225)	(40,912)	(12,636)	6,122	13,033

CASH FLOW FROM FINANCING ACTIVITIES
Dividend of Unrestricted Cash	-	-	-	-	-
Borrowings / (Repayments)	-	-	-	-	-
Net Cash from Financing Activities	-	-	-	-	-

Net Change in Cash and Cash Equivalents	(119,225)	(40,912)	(12,636)	6,122	13,033
Beginning Cash & Investments Balance	412,252	293,027	252,115	239,480	245,601
Ending Cash & Investments Balance	$293,027	$252,115	$239,480	$245,601	$258,634

4.           Projected Statements of Cash Flow – Direct Method (Unaudited).

Reorganized Debtor
Direct Cash Flows
Period Ending December 31, XXXX

($ in thousands)	2011	2012	2013	2014	2015

Cash & Investments - Beginning Balance	412,252	293,027	252,115	239,480	245,601

Assumed Premiums Written	37,515	30,866	22,820	15,907	10,539
Net Investment Income	12,345	9,182	8,265	8,069	8,373
Paid Losses	(159,460)	(75,542)	(39,130)	(13,977)	(2,909)
Ceding Commission	(3,904)	(3,223)	(2,365)	(1,585)	(1,031)
G&A Expenses	(5,720)	(2,196)	(2,226)	(2,293)	(1,939)
Final Commutation	-	-	-	-	-
Federal Taxes	-	-	-	-	-
Cash Interest Expense	-	-	-	-	-
Borrowings (Repayment)	-	-	-	-	-
Dividends Paid	-	-	-	-	-
Net Change in Cash and Cash Equivalents	(119,225)	(40,912)	(12,636)	6,122	13,033

Cash & Investments - Ending Balance	$293,027	$252,115	$239,480	$245,601	$258,634

VI.
UPDATED LIQUIDATION
AND RECOVERY ANALYSES

Pursuant to Section 1129(a)(7) of the Bankruptcy Code (often called the “Best Interests Test”), holders of allowed claims and interests must either (a) accept the plan or (b) receive or retain under the plan property of a value, as of the plan’s assumed effective date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated pursuant to chapter 7 of the Bankruptcy Code.  Annexed as Exhibit “C” to the Prior Disclosure Statement is a liquidation analysis (the “Prior Liquidation Analysis”) that assumed that a chapter 7 trustee would approve and consummate the Amended Global Settlement Agreement on the same terms and conditions as agreed to by the Debtors.  However, after considering, among other things, the effects that a conversion to a chapter 7 liquidation would have on the ultimate proceeds available for distribution to stakeholders, including (i) the additional costs and expenses arising from fees payable to a chapter 7 trustee and its professional advisors, who would require significant time to become familiar with the many complex legal and factual issues in the Debtors’ bankruptcy cases, and (ii) the erosion in value of assets in a chapter 7 liquidation resulting from the “forced sale” atmosphere that would prevail, the Debtors determined that confirmation of the Sixth Amended Plan would have provided their stakeholders with either an equivalent or greater recovery than such stakeholders would receive if the Debtors were liquidated pursuant to chapter 7 of the Bankruptcy Code on the same date as the assumed effective date thereof.

The conclusions of the Prior Liquidation Analysis were supported by the estimates, set forth in Section II of the Prior Disclosure Statement, of the anticipated percentage recovery for each Class of Claims and Equity Interests pursuant to the Sixth Amended Plan (the “Prior Recovery Estimates”).  Pursuant to the Prior Recovery Estimates, it was anticipated that holders of PIERS Claims would receive a seventy-four percent (74%) recovery pursuant to the Sixth Amended Plan, and that all other holders of

Allowed Unsecured Claims (excluding Subordinated Claims) would receive a one hundred percent (100%) recovery.

In the Opinion, the Bankruptcy Court found that it is likely that a chapter 7 trustee would approve and consummate the Global Settlement Agreement, and, thus, that this assumption underlying the Prior Liquidation Analysis is reasonable.  (Opinion at 95.)  The Bankruptcy Court found that the Global Settlement Agreement decreases the total amount of claims asserted against the Debtors’ estates by approximately $54 billion and that, accordingly, the Plan satisfies the Best Interests Test.  (Id. at 95-96.)  Moreover, although the Bankruptcy Court stated that, in a case where claims against non-debtors are being released pursuant to a plan that would not be released in a chapter 7 case, as is the case here with respect to eligible holders of Allowed Claims that elect to grant the Non-Debtor Release Provision, an application of the Best Interest Tests should consider the value of such released claims, the Sixth Amended Plan would satisfy the Best Interests Test because of the significant amount by which the total Claims asserted against the Debtors’ estates will be decreased as a result of consummation of the Global Settlement Agreement.  (Id. at 96.)

The Debtors have determined that, as a result of the passage of time since the Debtors filed the Prior Disclosure Statement, certain inputs in the Prior Liquidation Analysis and Prior Recovery Estimates must be updated and, herein, state the results of those updated analyses (the “Updated Liquidation Analysis” and “Updated Recovery Estimates,” respectively).

The Debtors now expect that the net proceeds available for distribution pursuant to the Modified Plan will be $7.40 billion as compared to an assumed $7.45 billion in the Prior Disclosure Statement.  The decline in proceeds is principally a result of increased total operating expenses and professional fees associated with an anticipated four month delay in confirmation.  Specifically, at the time of the Prior Disclosure Statement, it was anticipated that the Effective Date of the Sixth Amended Plan would occur on or before December 31, 2010, while it is now assumed that the Debtors will not emerge from bankruptcy until April 30, 2011.  In addition to increased costs and expenses, moreover, the Debtors’ liabilities continue to increase, as postpetition interest will continue to accrue until confirmation and consummation of the Modified Plan.  See Exhibits A – E to the Modified Plan for the updated estimated total amounts of Postpetition Interest Claims for each applicable Class of Claims.

As with the Prior Liquidation Analysis, the Updated Liquidation Analysis continues to assume that net proceeds available for distribution to stakeholders is greater pursuant to the Modified Plan than would be available in a chapter 7 liquidation due to the additional expenses that would result from a conversion to a chapter 7, set forth in (i) and (ii) above.  Specifically, consistent with the Prior Liquidation Analysis, the Debtors believe that conversion to a chapter 7 case would result in (i) approximately $85 million of expenses associated with an assumed five-month delay that would occur while a chapter 7 trustee is appointed and the trustee and its professionals become familiar with the many complex issues in the Debtors’ cases, as well as with compensation for the chapter 7 trustee (see footnote (e) to the Prior Liquidation Analysis), and (ii) a reduction in the value of Reorganized WMI from $160 million (the Debtors’ financial advisors’ current estimated valuation of Reorganized WMI, assuming that it reorganizes and continues to operate) to $50 million, as a result of a “fire-sale” transaction (see footnote (b) to the Prior Liquidation Analysis).

In calculating the Updated Recovery Estimates, as a result of an increased amount of total costs and expenses, and an increase in the total amount of Postpetition Interest Claims, recovery for PIERS Claims, pursuant to the Modified Plan, has declined from seventy-four percent (74%) to fifty-seven percent (57%).  In a chapter 7 scenario, the recovery for PIERS Claims would also decrease, however, from a projected thirty-seven percent (37%) at the time of the Prior Liquidation Analysis to a current projection of seventeen percent (17%).  All other holders of Allowed Claims (excluding Subordinated Claims in Class 18 (which are not expected to recover), but including Late-Filed Claims in Class 12A) are still anticipated to receive a one hundred percent (100%) recovery both pursuant to the Modified Plan and in a chapter 7 scenario.  Because the Updated Liquidation Analysis and Updated Recovery Analysis show that holders of PIERS Claims will be even worse off in a chapter 7 liquidation, vis-à-vis the Modified Plan, than they were at the time of the Prior Disclosure Statement, the Modified Plan continues to meet the Best Interest Tests, for the reasons stated by the Bankruptcy Court in the Opinion.

VII.
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES OF THE MODIFIED PLAN TO THE DEBTORS

The following discussion supplements the discussion in Section IX.A. of the Prior Disclosure Statement, “Certain Federal Income Tax Consequences of the Plan – Consequences to the Debtors” (the “Prior Tax Consequences Section”) and is subject to the same limitations and assumptions applicable to that discussion.  For the purposes of this Article VIII, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Prior Tax Consequences Section.

As discussed in the Prior Tax Consequences Section, substantially all of the WMI Tax Group’s consolidated NOL is attributable to WMB and will cease to be available to the Reorganized Debtors as of the date WMB ceases to be a member of the Tax Group – such as when the FDIC distributes all of the WMB receivership assets to WMB creditors or in the event that WMI abandons its stock interest in WMB.  However, at such time, WMI would claim a worthless stock deduction with respect to its stock investment in WMB.

In the Prior Disclosure Statement, the Debtors expressed uncertainty regarding whether the character of the worthless stock deduction would be an ordinary loss or a capital loss, and were seeking a private letter ruling from the IRS with respect to the ordinary loss character of the worthless stock deduction.  The Debtors have since received the ruling, and thus expect that the worthless stock deduction would result in a commensurate NOL carryover (estimated at approximately $5.5 billion) for the taxable year of emergence.

Significantly, the Reorganized Debtors’ ability to utilize such NOL is subject to the following limitations or uncertainties (as discussed further in the Prior Disclosure Statement), among others:

(i)  If the Stock Loss is recognized prior to (but in the same taxable year as) the Effective Date, the resulting NOL may be pro-rated between the pre- and post-change portions of the taxable year for purposes of applying the annual limitation imposed by section 382 of the IRC with respect to the ownership change that occurs on the Effective Date, such that the post-change portion would not be subject to the annual limitation resulting from the implementation of the Modified Plan.  Based on an April 30, 2011 assumed Effective Date, the post-change portion would be approximately $3.5 billion.  If the Stock Loss is recognized after the Effective Date, it would be subject to limitation as a recognized built-in loss, and thus rendered substantially unavailable. Accordingly, the Debtors have filed a motion with the Bankruptcy Court seeking permission to abandon the WMB Stock the day prior to the Effective Date.  The date for filing objections has passed, and there are currently no filed objections still pending.

(ii)  The Reorganized Debtors’ ability to use the pre-change portion of the NOL is subject to, among other things, a continuity of business requirement.  There is no assurance that such requirement will be satisfied, in which event the Debtors’ pre-change NOL would be unavailable.

(iii)  Aside from the objective limitations of section 382 of the IRC, the IRS may disallow the subsequent use of a corporation’s losses following an acquisition of control of a corporation by one or more persons if the principal purpose of the acquisition is the avoidance or evasion of tax by securing a tax benefit which such person(s) or the corporation would not otherwise enjoy.  Accordingly, if the principal purpose of any group of persons (including creditors) acquiring control of the Reorganized Debtors pursuant to the Modified Plan or afterwards is to obtain the use of the NOLs, the IRS could disallow the use of the full NOL.

 (iv)  Regardless of when the Effective Date occurs, the current projected income of Reorganized WMI as reflected in the Updated Projections only utilizes a small portion of the NOL resulting from the Stock Loss.  Any substantial additional usage of the NOL (if otherwise available) is highly uncertain.

IRS Circular 230 Notice.  To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (a) any discussion of federal tax issues contained or referred to in this Supplemental Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims and Equity Interests for the purpose of avoiding penalties that may be imposed on them under the IRC; (b) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.

VIII.
 UPDATED VALUATION

WMI retained Blackstone Advisory Partners (“Blackstone”) to prepare a valuation of Reorganized WMI.  As stated in the declaration of Steven M. Zelin filed in support of confirmation of the Sixth Amended Plan [Docket No. 6228], Blackstone prepared a report in which Blackstone estimated, as of December 24, 2010, the value of Reorganized WMI and of the NOLs that will potentially be available to Reorganized WMI to offset future income.  Blackstone concluded that the value of Reorganized WMI, inclusive of the NOLs, was approximately $135 million to $180 million, with a midpoint valuation of approximately $157.5 million (the “Prior Valuation”).

Consistent with the Sixth Amended Plan and Prior Disclosure Statement, the Prior Valuation relied on the assumption that the Effective Date of the Sixth Amended Plan would occur on or before December 24, 2010.  It is now assumed that, if the Modified Plan were confirmed, the Debtors will not emerge from chapter 11 until April 30, 2011.  As noted by the Bankruptcy Court in the Opinion and for the reasons stated in Article VIII hereof, one consequence of the delay of the Effective Date of the Modified Plan is that a greater amount of NOLs will be potentially available for Reorganized WMI to use to offset future income.  (Opinion at 99.)

The Prior Valuation also assumed, consistent with the Prior Projections and historical operations, that WMMRC, which will be Reorganized WMI’s sole operating entity, will continue to operate as a run-off reinsurance business and will not acquire new businesses or raise new capital.  (As stated above, the Debtors chose not to assume, in formulating either the Prior Projections or the Updated

Projections, that Reorganized WMI will raise and invest new capital, as Reorganized WMI will have new owners post-emergence and predictions or assumptions as to the actions of those new owners would be pure speculation.)  The Bankruptcy Court questioned, in the Opinion, whether Reorganized WMI is actually more valuable than is estimated pursuant to the Prior Valuation, as a result of the fact that the Effective Date is now likely to occur in early 2011 (such that a greater amount of NOLS are potentially available), and if it is assumed that Reorganized WMI does raise and invest new capital.  (Id. at 98-99.)

Accordingly, Blackstone has prepared an updated valuation analysis, a summary of which is annexed hereto as Exhibit E (the “Updated Valuation”).  The Updated Valuation takes into account the currently proposed timing of the Effective Date of the Modified Plan and, furthermore, states the value of the NOLs if it is assumed that Reorganized WMI does raise and invest new capital, subject to the assumptions stated in the summary of the Updated Valuation annexed hereto as Exhibit E regarding the extent of such capital raise and its use.  Although the Updated Valuation places a greater value on the NOLs than did the Prior Valuation, Blackstone’s estimated value of Reorganized WMI, exclusive of the NOLs, has decreased since the time of the Prior Valuation.  The decrease in the estimated value of Reorganized WMI is a result of decreases, in the amount of projected future distributable cashflow, as reflected in the Updated Projections.  As set forth in more detail in the summary annexed hereto as Exhibit E, Blackstone’s valuation of Reorganized WMI in the Updated Valuation, inclusive of the NOLs, is approximately $135 million to $185 million, with a midpoint valuation of approximately $160 million.

IX.
VOTING AND ELECTION PROCEDURES

A.	Voting Classes

The Debtors will solicit votes on the Modified Plan from holders of Claims and Equity Interests in the following Classes (the “Voting Classes”):12

Class	Description
Class 2	Senior Notes Claims
Class 3	Senior Subordinated Notes Claims
Class 5	JPMC Rabbi Trust/Policy Claims
Class 6	Other Benefit Plan Claims
Class 8	WMB Vendor Claims
Class 9	Visa Claims
Class 10	Bond Claims
Class 11	WMI Vendor Claims
Class 12	General Unsecured Claims
Class 12A	Late-Filed Claims filed on or prior to the General Record Date

____________________________
12 Holders of Claims and Equity Interests in certain Classes are also required and/or permitted to make certain elections with respect to the Modified Plan, as discussed in more detail below, as well as in Article IV hereof.

Class	Description
Class 13	Convenience Claims
Class 14	CCB-1 Guarantees Claims
Class 15	CCB-2 Guarantees Claims
Class 16	PIERS Claims
Class 18	Subordinated Claims
Class 20	Preferred Equity Interests

EXCEPT WITH RESPECT TO CLASSES 17A AND 19, ANY AND ALL PRIOR VOTES
ON THE SIXTH AMENDED PLAN WILL BE DISREGARDED.

B.	Ballots

If your Claim or Equity Interest is not classified in one of the Voting Classes, you are not entitled to vote and you will not receive a Ballot.  You may, however, receive an election form to submit certain elections with respect to the Modified Plan, as set forth in more detail below, as well as in Article IV hereof.  If your Claim or Equity Interest is in a Voting Class and you are otherwise eligible to vote on the Modified Plan, you will receive a Ballot with respect to that Claim or Equity Interest, as applicable.  You should read your Ballot and follow the listed instructions carefully.  Please use only the Ballot that accompanies this Supplemental Disclosure Statement.  You must complete and return such Ballot even if you previously returned a Ballot.  Any and all prior votes will be disregarded.

If you are a holder of a Claim or Equity Interest in one of the Voting Classes and did not receive a Ballot, received a damaged or illegible Ballot, or lost your Ballot, or if you are a party in interest and have any questions concerning this Supplemental Disclosure Statement, any exhibits hereto, the Modified Plan or the voting procedures in respect thereof, please contact the voting agent (the “Voting Agent”):

Washington Mutual Ballot Processing
c/o Kurtzman Carson Consultants
2335 Alaska Avenue
El Segundo, California 90245
(888) 830-4644

C.	Classes Entitled to Make Stock Elections and Elections Regarding the Non-Debtor Release Provision

On the applicable Ballots or, with respect to holders of Disputed Claims in Class 12 and Dime Warrants in Class 21, which are not permitted to vote on the Modified Plan, on Election Forms sent to such holders (as described below), the Debtors will solicit Stock Elections from holders of Claims and Equity Interests in the following Classes:

Class	Description
Class 2	Senior Notes Claims

Class	Description
Class 3	Senior Subordinated Notes Claims
Class 12	Allowed General Unsecured Claims and Disputed Claims13
Class 14	CCB-1 Guarantees Claims
Class 15	CCB-2 Guarantees Claims
Class 16	PIERS Claims
Class 21	Dime Warrants14

ANY AND ALL PRIOR STOCK ELECTIONS WILL BE DISREGARDED.

In addition, on the applicable Ballots or, with respect to holders of Disputed Claims in Class 12 and Dime Warrants in Class 21, which are not permitted to vote on the Modified Plan, on Election Forms sent to such holders (as described below), the Debtors will solicit elections with respect to the Non-Debtor Release Provision from holders of Claims and Equity Interests in the Classes set forth on the chart immediately below.  Any holder of a Claim or Equity Interest that opts out of the Non-Debtor Release Provision will not receive any distribution pursuant to the Modified Plan.

Class	Description
Class 2	Senior Notes Claims
Class 3	Senior Subordinated Notes Claims
Class 5	JPMC Rabbi Trust/Policy Claims
Class 6	Other Benefit Plan Claims
Class 8	WMB Vendor Claims
Class 9	Visa Claims
Class 10	Bond Claims
Class 11	WMI Vendor Claims
Class 12	Allowed General Unsecured Claims and Disputed Claims15
Class 12A	Late-Filed Claims
Class 13	Convenience Claims
Class 14	CCB-1 Guarantees Claims
Class 15	CCB-2 Guarantees Claims
Class 16	PIERS Claims
Class 18	Subordinated Claims
Class 20	Preferred Equity Interests16

_________________________________
13 Stock Elections are being solicited from holders of Disputed Claims on a contingent basis, and will be honored only to the extent it is determined that such holders actually hold Allowed General Unsecured Claims.

14 Stock Elections are being solicited from holders of Dime Warrants on a contingent basis, and will be honored only to the extent it is determined, pursuant to the LTW Action, that such holders actually hold Allowed General Unsecured Claims in Class 12.

15 Elections regarding the Non-Debtor Release Provision are being solicited from holders of Disputed Claims on a contingent basis, and an election not to opt out of the Non-Debtor Release Provision will be effective only to the extent it is determined that such holders actually hold Allowed General Unsecured Claims.

16 The Debtors will distribute Ballots to holders of Preferred Equity Interests in Class 20 that provide such stakeholders with the opportunity to elect whether to grant the Non-Debtor Release Provision, but such election and such releases will be effective and enforced only if and when such holders begin receiving distributions pursuant to the Modified Plan.

Class	Description
Class 21	Dime Warrants17

ANY AND ALL PRIOR RELEASE ELECTIONS WILL BE DISREGARDED.

D.	Election Forms for Holders of Disputed Claims and Dime Warrants

Holders of Disputed Claims in Class 12 and Dime Warrants in Class 21 are not entitled to vote on the Modified Plan, and, thus, will not receive Ballots.  Each such holder is entitled, however, to make Stock Elections and elections regarding the Non-Debtor Release Provision and, thus, will receive an election form on which to make such elections (the “Election Forms”).  Any holder of a Disputed Claim in Class 12 or a Dime Warrant that does not elect to opt out of the Non-Debtor Release Provision on its Election Form will be bound by the Non-Debtor Release Provision, but only if such holder ultimately is determined to hold an Allowed Claim against, or otherwise is entitled to receive a distribution from, the Debtors.  Similarly, any such holder’s Stock Elections will be effective only if such holder is determined, pursuant to a Final Order, to hold an Allowed Claim.

E.	Voting and Election Procedures

Voting and election procedures and requirements are explained in greater detail on the Ballots and Election Forms, as well as in the Supplemental Disclosure Statement Order.

THE RECORD DATE FOR DETERMINING THE HOLDERS OF JPMC RABBI TRUST/POLICY CLAIMS (CLASS 5), OTHER BENEFIT PLAN CLAIMS (CLASS 6), WMB VENDOR CLAIMS (CLASS 8), VISA CLAIMS (CLASS 9), BOND CLAIMS (CLASS 10), WMI VENDOR CLAIMS (CLASS 11), GENERAL UNSECURED CLAIMS (CLASS 12), LATE-FILED CLAIMS (CLASS 12A), CONVENIENCE CLAIMS (CLASS 13), AND SUBORDINATED CLAIMS (CLASS 18) THAT MAY VOTE ON OR, TO THE EXTENT APPLICABLE, MAKE ELECTIONS WITH RESPECT TO, THE MODIFIED PLAN, AS WELL AS FOR DETERMINING THE HOLDERS  OF DISPUTED CLAIMS IN CLASS 12 ENTITLED TO MAKE ELECTIONS WITH RESPECT TO THE MODIFIED PLAN, IS __________, 2011 (the “General Record Date”).

THE RECORD DATE FOR DETERMINING THE HOLDERS OF SENIOR NOTES CLAIMS (CLASS 2), SENIOR SUBORDINATED NOTES CLAIMS (CLASS 3), CCB-1 GUARANTEES CLAIMS (CLASS 14), CCB-2 GUARANTEES CLAIMS (CLASS 15), PIERS CLAIMS (CLASS 16), AND PREFERRED EQUITY INTERESTS (CLASS 20) THAT MAY VOTE ON OR, TO THE EXTENT APPLICABLE, MAKE ELECTIONS WITH RESPECT TO, THE MODIFIED PLAN, AS WELL AS FOR DETERMINING THE HOLDERS OF DIME WARRANTS (CLASS 21)

___________________________
17 Elections regarding the Non-Debtor Release Provision are being solicited from holders of Dime Warrants on a contingent basis, and an election not to opt out of the Non-Debtor Release Provision will be effective only to the extent it is determined, pursuant to the LTW Action, that such holders actually hold Allowed General Unsecured Claims in Class 12 or are otherwise entitled to a distribution pursuant to the Modified Plan.

ENTITLED TO MAKE ELECTIONS WITH RESPECT TO THE MODIFIED PLAN, IS THE VOTING AND ELECTION DEADLINE18 (as defined herein).

The Debtors believe that prompt confirmation and implementation of the Modified Plan is in the best interests of the Debtors, all holders of Claims and Equity Interests, and the Debtors’ chapter 11 estates.  THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS AND EQUITY INTERESTS IN ALL SOLICITED CLASSES VOTE TO ACCEPT THE MODIFIED PLAN.

TO BE COUNTED, BALLOTS AND ELECTION FORMS MUST BE RECEIVED NO LATER THAN 5:00 P.M. (PACIFIC TIME) ON __________, 2011 (THE “VOTING AND ELECTION DEADLINE”).  ANY EXECUTED BALLOT THAT IS TIMELY RECEIVED BUT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE MODIFIED PLAN OR INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE MODIFIED PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE MODIFIED PLAN.

If you must return your Ballot or Election Form, as applicable, to your bank, broker, agent, or nominee, then you must return such Ballot or Election Form to such bank, broker, agent, or nominee in sufficient time for them to process such Ballot or Election Form and return it to the Voting Agent before the Voting and Election Deadline.  Your Ballot or Election Form, as applicable, will not be counted if received after this deadline.

DO NOT RETURN YOUR SECURITIES OR ANY OTHER DOCUMENTS WITH YOUR BALLOT OR ELECTION FORM.

It is important that holders of Claims and Equity Interests exercise their right to vote to accept or reject the Modified Plan.  Even if you do not vote to accept the Modified Plan, you may be bound by it, if, among other things, it is accepted by the requisite holders of Claims and/or Equity Interests.  The amount and number of votes required for confirmation of the Modified Plan are computed, in part, on the basis of the total amount of Claims actually voting to accept or reject the Modified Plan.

Your Claims or Equity Interests may be classified in multiple Classes, in which case you will receive a separate Ballot and/or Election Form for each Class of Claim or Equity Interest.  For detailed voting and election instructions and the names and addresses of the persons you may contact if you have questions regarding the voting and election procedures, refer to your Ballot or Election Form, as applicable.

F.	Notice to Holders of Publicly-Traded Securities

To ensure accurate identification of the Entities entitled to receive distributions pursuant to the Modified Plan, if any, on account of any publicly-traded securities underlying Claims and Equity Interests in Class 2 (Senior Notes Claims), Class 3 (Senior Subordinated Notes Claims), Class 14 (CCB-1 Guarantees Claims), Class 15 (CCB-2 Guarantees Claims), Class 16 (PIERS Claims), Class 20 (Preferred

___________________________
18 If a security holder in any of these Classes, or its Voting Nominee on its behalf, submits its vote and/or elections to the Voting Agent prior to the Publicly-Traded Securities Record Date, because such holder’s securities will be “frozen” in the appropriate election account with trading restrictions (and any transfer of such positions will not be recognized by the Debtors), effectively, such holder will still be the holder of record as of the Voting and Election Deadline.

Equity Interests), and Class 21 (Dime Warrants), and to ensure that any and all elections made by any holder of record of such securities as of the Voting and Election Deadline can be matched with such holders’ securities as of such date, the following procedures will apply:

If you hold a Claim or Equity Interest in Classes 2, 3, 14, 15, 16, 20 or 21, regardless of whether or not you opt out of the Non-Debtor Release Provision on your Ballot or Election Form, as applicable, the Voting Nominee holding your Senior Notes, Senior Subordinated Notes, CCB-1 Preferred Securities, CCB-2 Preferred Securities, PIERS Preferred Securities, Preferred Equity Interests or Dime Warrants (collectively, the “Securities”), as applicable, must “tender” such Securities into the appropriate election account established at The Depository Trust Company (“DTC”), including if you elect to receive Reorganized Common Stock.  Failure to do so will render your elections — either to opt in or to opt out of the Non-Debtor Release Provision or to receive Reorganized Common Stock — ineffective.  Securities may NOT be withdrawn from the DTC election account after your Voting Nominee has tendered them to the election account at DTC.  Once the Securities have been tendered, NO further trading will be permitted in the Securities held in the election account.  If the Plan is not confirmed, DTC will, in accordance with its customary practices and procedures, return all Securities held in the election account to the applicable Voting Nominee for credit to the account of the applicable beneficial holder.  Similarly, registered holders of Dime Warrants (who do not hold their securities through DTC or Voting Nominees) will be prohibited from transferring such securities.

If your Voting Nominee does not tender your Securities, any Stock Election made by you will not be honored, you will not be entitled to receive a distribution pursuant to the Modified Plan on the Effective Date, and you shall be treated in accordance with Section 32.6(c) of the Modified Plan.

To make a Stock Election, the Voting Nominee holding your Securities must “tender” your notes into the appropriate election account established at The Depository Trust Company (“DTC”) for this purpose.  If you opt out of the Non-Debtor Release Provision, you are NOT eligible to make a Stock Election, as you are not eligible to receive any distribution pursuant to the Modified Plan.  Notwithstanding the foregoing, by electing to participate in the Stock Election and by directing your Voting Nominee to tender your Securities into the applicable Stock Election account at DTC, you will be deemed to grant the releases set forth in the Non-Debtor Release Provision and will receive your distribution.  Securities may NOT be withdrawn from the election account after your Voting Nominee has tendered them to the election account at DTC.  Once the Securities have been tendered, NO further trading will be permitted in the Securities held in the election account.  If the Modified Plan is not confirmed, DTC will, in accordance with its customary practices and procedures, return all Securities held in the election account to the applicable Voting Nominee for credit to the account of the applicable beneficial holder.  Similarly, registered holders of Dime Warrants (who do not hold their securities through DTC or Voting Nominees) will be prohibited from transferring such securities.

X.
CONFIRMATION OF THE MODIFIED PLAN

A.	The Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a confirmation hearing.  The Confirmation Hearing with respect to the Modified Plan has been scheduled for ________, 2011, commencing at _____ (Eastern Time), before the Honorable Mary

F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court, 5th Floor, 824 North Market Street, Wilmington, Delaware 19801.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing or at any subsequent continued Confirmation Hearing.

B.	Objections to Confirmation

Section 1128 of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan.  Any objection to confirmation of the Modified Plan must be in writing, must conform to the Bankruptcy Rules and the Local Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or interests held or asserted by the objector against the Debtors’ estate or property, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon:  (i) Washington Mutual, Inc. 925 Fourth Avenue, Seattle, Washington 98104 (Attn: Charles Edward Smith, Esq.), on behalf of the Debtors; (ii) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Brian S. Rosen, Esq.), as counsel to the Debtors; (iii) Richards Layton & Finger P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.), as co-counsel to the Debtors; (iv) Quinn Emanuel Urquhart & Sullivan, LLP, 55 Madison Avenue, 22nd Floor, New York, New York 10010 (Attn: Peter Calamari, Esq.), as Special Litigation and Conflicts Counsel to the Debtors; (v) The Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19899-0035 (Attn: Jane Leamy, Esq.); (vi) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036 (Attn: Fred S. Hodara, Esq.), as counsel to the Creditors’ Committee; (vii) Pepper Hamilton LLP, Hercules Plaza, Suite 5100, 1313 N. Market Street, Wilmington, Delaware 19801 (Attn: David B. Stratton, Esq.), as co-counsel to the Creditors’ Committee; (viii) Susman Godfrey, L.L.P., 1201 Third Avenue, Suite 3800, Seattle, Washington 98101 (Attn: Justin A. Nelson, Esq.), as counsel to the Equity Committee; and (ix) Ashby & Geddes, P.A. 500 Delaware Avenue, 8th Floor, P.O. Box 1150, Wilmington, Delaware 19899 (Attn: William P. Bowden, Esq.), as local counsel to the Equity Committee, so as to be received no later than ____________, 2011 at 4:00 p.m. (Eastern Time).

Objections to confirmation of the Modified Plan are governed by Bankruptcy Rule 9014.

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT

XI.
CONCLUSION

The Debtors believe the Modified Plan is in the best interests of all creditors and urge the holders of impaired Claims in Class 2 (Senior Notes Claims), Class 3 (Senior Subordinated Notes Claims), Class 5 (JPMC Rabbi Trust/Policy Claims), Class 6 (Other Benefit Plan Claims), Class 8 (WMB Vendor Claims), Class 9 (Visa Claims), Class 10 (Bond Claims), Class 11 (WMI Vendor Claims), Class 12 (General Unsecured Claims), Class 12A (Late-Filed Claims), Class 13 (Convenience Claims), Class 14 (CCB-1 Guarantees Claims), Class 15 (CCB-2 Guarantees Claims), and Class 16 (PIERS Claims), Class 18 (Subordinated Claims), and Class 20 (Preferred Equity Interests) to vote to accept the Modified Plan.

Dated:  New York, New York
February 7, 2011

Respectfully submitted, WASHINGTON MUTUAL, INC.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	Chief Restructuring Officer

WMI INVESTMENT CORP.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	President & Chief Executive Officer

Exhibit A

Prior Disclosure Statement

Exhibit B

Modified Sixth Amended Plan

INTENTIONALLY LEFT BLANK

PLEASE REFER TO DOCKET NO. 6696 FOR A
COPY OF THE MODIFIED SIXTH AMENDED PLAN

Exhibit C

Chart of Modifications to
Modified Sixth Amended Plan

ISSUE	COURT’S DECISION	RESOLUTION
Releases by the Debtors
● Clarify that Section 43.5 of the Plan, entitled “Releases by the Debtors,” provides releases by the Debtors only.  (p.63 n.33)1

● The releases provided by the Debtors should not be extended to all present and former Affiliates of Released Parties.  (p.72)

Section 43.5 of the Modified Plan, entitled “Releases by the Debtors,” incorporates modifications consistent with the Opinion.  Specifically, Section 43.5 of the Modified Plan provides as follows:

Releases by the Debtors:  Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, on the Effective Date, for good and valuable consideration, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective estate, the Disbursing Agent and each of the Debtors’ Related Persons shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit, and discharge the Released Parties from any and all Claims or Causes of Action that the Debtors, the Reorganized Debtors, and the Disbursing Agent, or any of them, or anyone claiming through them, on their behalf or for their benefit, have or may have or claim to have, now or in the future, against any Released Party that are Released Claims or otherwise are based upon, relate to, or arise out of or in connection with, in whole or in part, any act, omission, transaction, event or other circumstance relating to the Debtors taking place or existing on or prior to the Effective Date, and/or any Claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees; provided, however, that the foregoing release shall not extend to acts of gross negligence or willful misconduct (other than with respect to the JPMC Entities and their respective Related Persons).

Definition of Released Parties, as It Relates to Releases by the Debtors	● The releases provided by the Debtors should not be extended to the Settlement Note Holders,
The definition of “Released Parties” in the Modified Plan, set forth in Section 1.165 thereof, has been modified to exclude such parties and include only the Debtors, WMB, each of the Debtors’ estates, the JPMC Entities, the FDIC

________________________
1 Page references herein are to the pages of the Court’s Opinion regarding confirmation, dated January 7, 2011 [Docket No. 6528] (the “Opinion”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Opinion or the Plan, as the case may be.

1

ISSUE	COURT’S DECISION	RESOLUTION
the Creditors’ Committee and its members, the Indenture Trustees, the Liquidating Trust and the Liquidating Trustee. (p.67)
Receiver and FDIC Corporate, and the Related Persons of each of the JPMC Entities, FDIC Corporate and the FDIC Receiver.  Specifically, Section 1.165 of the Modified Plan provides as follows:

Released Parties:  Collectively, each of the Debtors, WMB, each of the Debtors’ estates, the JPMC Entities, the FDIC Receiver and FDIC Corporate, and the Related Persons of each of the JPMC Entities, FDIC Corporate and the FDIC Receiver.

Exculpation Clause
● Exculpation should be provided to only the Debtors, the estate’s professionals, the Creditors’ Committee and Equity Committee and their respective members, and the Debtors’ directors and officers.  (p.73)

● Based upon allegations made with respect to the LTW Adversary, exculpation of directors for postpetition activities should be reserved pending a determination of the merits of such allegations.  (p.74)

Section 43.8 of the Modified Plan, entitled “Exculpation,” has been modified consistent with the Opinion.  Specifically, Section 43.8 of the Modified Plan provides as follows:

Exculpation:  The Debtors, the Debtors’ officers and directors serving during the period from the Petition Date up to and including the Effective Date, the Creditors’ Committee and each of its members in their capacity as members of the Creditors’ Committee, the Equity Committee and each of its members in their capacity as members of the Equity Committee, and each of their respective professionals shall not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases (including any actions taken by the Creditors’ Committee after the Effective Date), the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement and the Supplemental Disclosure Statement related thereto, the Global Settlement Agreement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan and the Global Settlement Agreement; provided, however, that the foregoing provisions of this Section 43.8, shall not affect the liability of any Entity that otherwise

2

ISSUE

would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; and, provided, further, that, unless otherwise ordered by the Bankruptcy Court in connection with the Dime Warrant Litigation, the foregoing provisions of this Section 43.8 shall not affect the liability of any member of the Debtors’ Board of Directors and officers with respect to actions asserted in the Dime Warrant Litigation and relating to the period from the Petition Date up to and including the Effective Date.  Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Releases by Holders of Claims and Equity Interests (the “Non-Debtor Releases”)	● The releases in the Global Settlement Agreement must be interpreted consistent with the Confirmation Order and the Plan. (p.79)
Section 2.1 of the Modified Plan, entitled “Compromise, Settlement and Sale,” has been modified consistent with the Opinion.  Specifically, Section 2.1 now provides, in relevant part, as follows:

In the event of any inconsistency between the Global Settlement Agreement, the Plan or the Confirmation Order, the documents shall control in the following order of priority:  (i) Confirmation Order, (ii) Global Settlement Agreement, and (iii) Plan; provided, however, that, in the event of any inconsistency between these documents with respect to the releases provided in Section 43.6 [of the Modified Plan], the documents shall control in the following order of priority:  (i) Confirmation Order, (ii) Plan, and (iii) Global Settlement Agreement.

● The releases may not release any direct claims of the ANICO Plaintiffs, but may release any derivative claims of the ANICO Plaintiffs.  The Plan must provide that the Court is making no determination as to who owns the claims in the

Section 43.6 of the Modified Plan, entitled “Releases by Holders of Claims,” and the form Stipulation of Dismissal attached as an exhibit to the Amended Global Settlement Agreement (the “ANICO Stipulation of Dismissal”) have been modified to preserve the direct claims, if any, of the ANICO Plaintiffs, and to provide that, in confirming the Plan, the Court is not determining the ownership of any of the claims in the ANICO Litigation.  Specifically, Section 43.6(g) of the Modified Plan provides as follows:

Texas Litigation.  Nothing contained herein or in the Confirmation Order

3

ANICO Litigation. (pp.80-81)
with respect to the releases, exculpations, injunctions or similar provisions is intended to, nor shall it, release, enjoin or restrain the prosecution of direct claims, if any, asserted, or that could have been asserted, in the Texas Litigation against any non-Debtor Entity; provided, however, that the foregoing is without prejudice to the rights of any such non-Debtor Entity to contest, upon notice and a hearing, the validity, merits and ownership of or standing to assert any such direct claims; and, provided, further, that any and all direct claims against the Debtors and derivative claims of the Debtors, if any, that have been or could have been asserted against any Released Party in the Texas Litigation shall, upon the Effective Date, be released, discharged and enjoined.

The ANICO Stipulation of Dismissal has been similarly modified.

● Third party releases should not extend to Affiliates of the Debtors. (p.81) ● Third party releases should not extend to the Debtors’ officers and directors. (pp.81-82)
The Modified Plan incorporates modifications consistent with the Opinion.  Specifically, the Modified Plan’s definition of “Released Parties,” set forth in Section 1.165 thereof, no longer includes the Related Persons of the Debtors.

● Third party releases may be granted by those who affirmatively consent by voting in favor of the Plan and not opting out of the third party releases.  (p.84)

● Third party releases on behalf of Entities that are not entitled to receive a distribution under the Plan are inappropriate.  (p.85)

The Modified Plan incorporates modifications consistent with the Opinion.  Specifically, Section 43.6 of the Modified Plan applies only to Entities that (i) have held, currently hold or may hold a Released Claim, (ii) are entitled to receive, directly or indirectly, a distribution or satisfaction of such claim pursuant to the Plan, and (iii) elect, by not checking or checking the appropriate box on its Ballot or election form, as the case may be, to grant the releases set forth in Section 43.6 of the Modified Plan, on their own behalf and on behalf of anyone claiming through them.  See also Section IV.A of the Supplemental Disclosure Statement.

4

● Third party releases should not extend to any affiliate of a releasing creditor. (p.83)
The Modified Plan incorporates modifications consistent with the Opinion.  Specifically, Section 43.6 of the Modified Plan applies only to Entities that meet the qualifications specified therein, and does not apply to such Entities’ Related Persons.

Released Claims	● The definition of “Released Claims” should be limited in several respects. (p.86)
The Debtors have deleted clause (ii) of the section of the Sixth Amended Plan that defined “Released Claims” (Section 1.159 thereof) and have inserted the following language in lieu thereof in the corresponding section of the Modified Plan (Section 1.164 thereof):  “by the Debtors (with respect to releases given by the Debtors) and by Creditors relating to Claims or holders of Equity Interests relating to Equity Interests, as the case may be, they have against the Debtors (with respect to releases given by Creditors or holders of Equity Interests, as the case may be).”  Accordingly, the Modified Plan defines “Released Claims” as follows:

Released Claims: Collectively, (a) with respect to those Entities party to the Global Settlement Agreement, claims and causes of action released thereunder, (b) claims or causes of action that arise in, relate to or have been or could have been asserted (i) in the Chapter 11 Cases, the Receivership or the Related Actions, or (ii) by the Debtors (with respect to releases given by the Debtors) and by Creditors relating to Claims or holders of Equity Interests relating to Equity Interests, as the case may be, they have against the Debtors (with respect to releases given by Creditors or holders of Equity Interests), and (c) claims that otherwise arise from or relate to the Receivership, the Purchase and Assumption Agreement, the 363 Sale and Settlement, as defined in the Global Settlement Agreement, the Plan, the Global Settlement Agreement, and the negotiations and compromises set forth in the Global Settlement Agreement and the Plan, including, without limitation, in connection with or related to any of the Debtors, the Affiliated Banks, and their respective subsidiaries, assets, liabilities, operations, property or estates, the assets to be received by

5

JPMC pursuant to the Global Settlement Agreement, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the WMI/WMB Intercompany Claims, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan, or the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto); provided, however, that “Released Claims” does not include (1) any and all claims that the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate are entitled to assert against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement, which claims and defenses shall continue to be governed by the Purchase and Assumption Agreement, (2) any and all claims held by Entities against WMB, the Receivership and the FDIC Receiver solely with respect to the Receivership, and (3) any avoidance action or claim objection regarding an Excluded Party or the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors and their respective Related Persons; and, provided, further, that “Released Claims” is not intended to release, nor shall it have the effect of releasing, any party from the performance of its obligations in accordance with the Confirmation Order or the Plan.

Injunctions	● Injunctions should be limited to the terms of the permissible releases. (p.87)
The injunction provisions set forth in Sections 43.2(b), 43.3, 43.7, 43.9 and 43.12 of the Modified Plan either already were consistent with the Opinion or have been modified such that they are now consistent with the Opinion.

● Section 43.2(b) of the Modified Plan, a subsection of Section 43.2 thereof, entitled “Discharge and Release of Claims and Termination of Equity Interests,” has been modified by replacing the term “Released Parties” with “Debtors or the Reorganized Debtors” wherever such term is used in that subsection, such that it is clear that Section 43.2(b) enjoins, among other things, the assertion of claims against the Debtors or the Reorganized

6

Debtors, only, and not against any third parties.  Moreover, Section 43.3 of the Modified Plan is subject to Section 43.6 thereof.  Accordingly, this injunction provision is limited to permitted releases.

● Section 43.3 of the Modified Plan, entitled “Injunction on Claims,” has been modified by adding qualifying language, such that it is clear that that section provides for an injunction against the enumerated acts only to the extent taken “on account of any Claim or other debt or liability that is discharged or Equity Interest that is terminated, cancelled, assumed or transferred pursuant to the Plan.”  Moreover, Section 43.3 of the Modified Plan is subject to Section 43.6 thereof.  Accordingly, this injunction provision is limited to permitted releases.

● Section 43.7 of the Modified Plan, entitled “Injunction Related to Releases,” enjoins only acts taken “on account of or based on the subject matter of [Released Claims released pursuant to Section 43.6 of the Modified Plan].”  Accordingly, this injunction provision is limited to permitted releases.

● Section 43.9 of the Modified Plan, entitled “Bar Order,” applies only “[t]o the limited extent provided in Section 43.6 of the Plan.”  Accordingly, this injunction provision is limited to permitted releases.

Postpetition Interest	● In accordance with section 726(a), as expressly subject to subordination pursuant to section 510, interest can be paid on unsecured claims upon the
The Modified Plan provides for the payment of all Allowed Unsecured Claims in full.  The Modified Plan has been modified to include the payment of any Allowed Late-Filed claims prior to the payment of Postpetition Interest Claims.  Specifically, Section 16.2 of the Modified Plan, entitled “Class 12A – Late-Filed Claims,” provides that the Liquidating Trust Interests to be distributed to each

7

payment, in full, of unsecured claims, including late-filed claims. (p.89-90)
holder of an Allowed Late-Filed Claim “shall entitle such holder to distributions from the Liquidating Trust after all Allowed Unsecured Claims are paid in full (but prior to payment of Subordinated Claims and Postpetition Interest Claims).”

● Absent evidence of a conflict of interest or other inequitable conduct, postpetition interest is payable at the contract rate rather than at the federal judgment rate. (p.94)
Because there is no evidence of a conflict of interest or other inequitable conduct, the provision in the Sixth Amended Plan that set the rate for payment of postpetition interest has not been modified.  Specifically, as was the case in the applicable section of the Sixth Amended Plan, Section 1.151 of the Modified Plan defines “Postpetition Interest Claim” as “[a] Claim against any of the Debtors or the Debtors’ estates for interest accrued in respect of an outstanding obligation or liability that is the subject of an Allowed Claim during the period from the Petition Date up to and including the date of final payment in full of such Allowed Claim, calculated at the contract rate set forth in any agreement related to such Allowed Claim or, if no such rate or contract exists, at the federal judgment rate, provided that interest shall continue to accrue only on the then outstanding and unpaid obligation or liability, including any Postpetition Interest Claim thereon, that is the subject of an Allowed Claim.”

Classification of LTW Holders’ Claims
● The Plan should be clarified to provide that, if the LTW Holders win the LTW Adversary and their claims are not subordinated pursuant to section 510(b), they will be entitled to treatment as general unsecured creditors in Class 12.  (p.89)

Section 25.1 of the Sixth Amended Plan, entitled “Cancellation of Dime Warrants,” provided that, to the extent that holders of Dime Warrants are determined, pursuant to a Final Order, to hold Allowed Claims, such Allowed Claims shall be deemed to be Allowed General Unsecured Claims classified in Class 12 and shall receive the treatment provided in Article XVI thereof.  The definition of “Unsecured Claim” in the Modified Plan has been further modified to clarify the inclusion of such Claims to the extent determined pursuant to a Final Order.  Specifically, Section 1.210 of the Modified Plan defines “Unsecured Claim” as follows:

Unsecured Claim:  A Claim against the Debtors, other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Convenience Claim, a Trustee Claim or a Subordinated Claim; provided, however, that, in the event that the Bankruptcy Court determines, pursuant to a Final Order, that the Dime Warrants constitute Claims, such Claims shall be considered to be Unsecured Claims and, pursuant to such

8

Final Order, shall be either (a) treated as General Unsecured Claims in accordance with Class 12 of the [Modified] Plan or (b) subordinated pursuant to section 510(b) of the Bankruptcy Code to the level of equity and treated in accordance with Class 21 of the [Modified] Plan.

Similarly, Section 25.1 of the Modified Plan provides as follows:

Holders of Dime Warrants shall receive no distribution under the [Modified] Plan; provided, however, that, to the extent that holders of Dime Warrants are determined, pursuant to a Final Order, to hold Allowed Claims, such Allowed Claims shall be deemed to be Allowed General Unsecured Claims classified in Class 12 and shall receive the treatment provided in Article XVI [of the Modified Plan].

Treatment of PIERS Claims	● The Plan’s Rights Offering should be available to all PIERS Claimants, regardless of the size of a holder’s claim. (p.100)	The Modified Plan does not provide for a Rights Offering.
● The Court was unable to determine whether the PIERS are properly classified as debt. (p.101)
The Debtors have not modified the classification or treatment of the PIERS because the PIERS are properly classified as debt.  See Order Granting Debtors’ Objection to Proof of Claim Number 2134 Filed by Wells Fargo Bank, National Association, as Indenture Trustee [Docket No. 2262]; see also DX-118 (PIERS Debentures); Prior Disclosure Statement at 42; Supplemental Disclosure Statement at 7-8.  If necessary, additional testimony will be provided at the Confirmation Hearing.

Stock Elections	● The Plan should afford holders of Disputed Claims the option to participate in the stock election. (p.102)
The Debtors will solicit Stock Elections from all holders of Disputed Claims and Dime Warrants.  Pursuant to Section 27.3 of the Modified Plan, the Debtors will reserve Reorganized Common Stock on behalf of each electing holder of a Disputed Claim (including any holder of a Disputed Claim arising from or otherwise related to the Dime Warrants), and will distribute such reserved stock to such holder in the event the Bankruptcy Court determines, pursuant to a Final

9

Order, that such holder has an Allowed General Unsecured Claim.  If such holder’s Disputed Claim ultimately is disallowed pursuant to a Final Order, or it is determined that the Dime Warrants represent Equity Interests in the Debtors, as the case may be, any Reorganized Common Stock reserved on account thereof will be distributed to holders of Allowed Claims in accordance with the Modified Plan.

Post-confirmation Process	● The Equity Committee should continue to have a role, albeit limited, after confirmation to protect the interests of shareholders. (p.107)
Pursuant to Section 1.202 of the Modified Plan has been modified to provide the Equity Committee with the ability to designate one (1) Person to serve on the Trust Advisory Board (subject to the consent of the Debtors, the Creditors’ Committee and the Settlement Note Holders).

In addition, Section 35.2 of the Modified Plan provides as follows:

Dissolution of the Equity Committee:  On the first (1st) Business Day following the Effective Date, the Equity Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Equity Committee’s attorneys, financial advisors, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith; provided, however, that, in the event that, as of the Effective Date, (a) the Equity Committee has taken an appeal from the Confirmation Order and (b) such appeal remains pending, the Equity Committee shall be dissolved on the earlier to occur of (1) dismissal or withdrawal of such appeal and (2) a determination, by Final Order, as to the merits of such appeal.

● There should be some mechanism for replacement of the Liquidating Trustee by the beneficiaries of the Liquidating
The Debtors have determined that no modification is necessary.  Pursuant to Section 8.2 of the form Liquidating Trust Agreement that was filed as part of the Plan Supplement on November 29, 2010 (and as it currently provides), the Liquidating Trustee may be removed by a majority vote of the members of the

10

	Trust. (p.108)	Trust Advisory Board, including but not limited to, for fraud or willful misconduct in connection with the affairs of the Liquidating Trust or for breach of fiduciary duty.
Payment of Fees of Settling Parties	● The Plan must provide that fees are to be approved by the Court as reasonable before they are paid. (p.109)
Sections 32.12 and 43.18 of the Modified Plan incorporate modifications requiring that the Bankruptcy Court approve such fees before the Debtors’ payment thereof.  Specifically, Section 32.12 of the Modified Plan, entitled “Payment of Trustee Fees and Expenses,” provides in relevant part as follows:

Upon the entry of an order of the Bankruptcy Court authorizing payment thereof, upon notice and a hearing, the Disbursing Agent, unless otherwise stayed, shall pay the Trustee Claims.

Section 43.18 of the Modified Plan provides as follows:

Payment of Fees and Expenses of Certain Creditors:  Within ninety (90) days of the Effective Date, (i) Fried, Frank, Harris, Shriver & Jacobson LLP, (ii) Blank Rome LLP, (iii) White & Case LLP, (iv) Kasowitz, Benson, Torres & Friedman LLP, (v) Zolfo Cooper, and (vi) in accordance with Section 21.1(a) [of the Modified Plan], Wilmer Cutler Pickering Hale & Dorr LLP, Pachulski Stang Ziehl & Jones LLP, and Boies, Schiller & Flexner LLP shall file with the Bankruptcy Court an application, together with detailed invoices annexed thereto, requesting payment for reasonable fees and expenses incurred during the period from the Petition Date through and including the Effective Date, in connection with the Chapter 11 Cases, the Global Settlement Agreement, the Plan, or the transactions contemplated therein (including, without limitation, investigating, negotiating, documenting, and completing such transactions and enforcing, attempting to enforce, and preserving any right or remedy contemplated under the Global Settlement Agreement and in the Chapter 11 Cases).  Within ten (10) Business Days of the entry of a Final Order by the Bankruptcy Court approving the payment thereof, in whole or in part, the Disbursing Agent shall pay such fees and expenses so approved.

11

12

Exhibit D

Liquidation Analysis

Liquidation Analysis for Each Debtor

Pursuant to section 1129(a)(7) of the Bankruptcy Code (the “Best Interest Test”), each holder of an impaired Claim or Equity Interest must either (i) accept the Plan, or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.  In determining whether the Best Interest Test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in chapter 7.  The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the commencement of their chapter 7 cases.  Such amount then would be reduced by the costs and expenses of the liquidation.  Prior to determining whether the Best Interest Test has been met for general unsecured creditors, further reductions would be required to eliminate Cash and asset liquidation proceeds that would be applied to Secured Claims and amounts necessary to satisfy chapter 11 Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims that are senior to General Unsecured Claims, including any incremental Administrative Expense Claims that may result from the termination of the Debtors’ businesses and the liquidation of assets.  Any remaining Cash would be available for Distribution to general unsecured creditors and Equity Interest holders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The updated Liquidation Analysis below (the “Updated Liquidation Analysis”) reflects the estimated Cash proceeds, net of liquidation-related costs that would be available to the Debtors’ creditors if the Debtors were to be liquidated in a chapter 7 case.  Underlying the Updated Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSES WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

General Assumptions

For purposes of the Updated Liquidation Analysis, the Debtors considered many factors and made certain assumptions.  Those assumptions that the Debtors consider significant are described below.

1. Conversion:  Each of the Chapter 11 cases are converted to chapter 7 in 2011.

2. Appointment of Chapter 7 Trustee:  A chapter 7 trustee is appointed to liquidate and wind down the Debtors’ estates.

3. Chapter 7 Trustee:  The chapter 7 trustee would retain professionals (investment bankers, law firms, accounting firms, consultants, forensic experts, etc.) to assist in the liquidation and wind down of the Debtors’ estates.  Although the chapter 7 trustee may retain certain of the Debtors’ professionals for discrete projects, it is assumed that the trustee’s primary investment banking, legal, accounting, consulting and forensic support would be provided by new professionals, because most (if not all) of the Debtors’ professionals will hold Claims in the chapter 7 cases.

4. Tax Refunds:  For the purposes of this analysis, the Debtors have assumed receipt of future tax refunds to be April 30, 2011.  Some of these refunds reside in a joint escrow account held by parties to the Amended Global Settlement Agreement and others have yet to be received.  It’s the receipt of these refunds that provide the recovery to the Senior Subordinated Notes, the CCB Guarantees, and the PIERS.

5. Start-Up Time:  Given the complexity of the Chapter 11 cases and the underlying assets and Claims, it is anticipated that the chapter 7 trustee and any newly retained professionals will require at least 2 to 4 months to familiarize themselves with the Debtors’ estates, the assets, the Claims and related matters before they begin marketing assets or litigating Claims.

6. Settlement Agreement:  The conversion of the cases to chapter 7 are assumed to delay the consummation of the Amended Global Settlement Agreement while the chapter 7 trustee and its professionals review the Debtors’ major assets and the terms of the Amended Global Settlement Agreement.  For the purposes of this analysis, it is assumed that a chapter 7 trustee is able to consummate a global settlement agreement on the same terms and conditions as the Debtors propose in its plans.  Without a consummation of a global settlement agreement on similar terms as the Amended Global Settlement Agreement or, in the alternative, litigating to finality each issue related to distribution of assets, a chapter 7 trustee would be unable to resolve all claims in these estates or make significant distributions.  The Debtors can provide no assurance that a chapter 7 trustee will be able to execute a global settlement agreement on at least as favorable terms as the current agreement.

7. Duration of Liquidation:  The Updated Liquidation Analysis assumes that after the start-up period the actual liquidation of assets of the Debtors would continue for 2 to 4 months, during which time all of the Debtors’ major assets would be sold and the Cash proceeds, net of liquidation-related costs, would be available for distribution to creditors.

Approximately 4,000 Claims have been filed in the Chapter 11 cases.  It is unlikely that a chapter 7 trustee could adequately reconcile all Claims during a 9 to 12 month period of assessment and asset recovery.  Therefore, a large number of the Claims in these cases will be reconciled, valued, negotiated and settled, and/or litigated to conclusion only after the asset recovery work is mostly complete.  The Debtors estimate that a chapter 7 trustee will require an additional 6 to 12 months to reconcile Claims and pursue litigations.  It is possible that some distributions could be made prior to such period, but Claims would be subject to reserves or an estimation process.

It is not uncommon in large cases for liquidations to last many years while chapter 7 trustees prosecute difficult Claims-related issues and other types of litigation.

8. Consolidation for Administrative Purposes:  This Updated Liquidation Analysis assumes that the Debtors are consolidated for administrative purposes during the chapter 7 cases.

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9. Presentation:  For the purposes of this analysis, the two Debtors, WMI and WMI Investment Corp., are shown combined.  WMI Investment Corp. is not anticipated to have any claims against it, and therefore, the value of WMI Investment Corp.’s assets will be assets of WMI.

	Chapter 11			Chapter 7
(Dollars in Millions)	Plan			Liquidation			Notes
	Proceeds			Proceeds

Cash	$5,135			$5,135			(a)

Reorganized WMI	160			50			(b)

Investment in Subsidiaries & Other	30			30			(c)

Future Income Taxes Receivable	2,170			2,170			(d)

Total Proceeds	7,495			7,385

Bank Exp, Priority Claims & Convenience Class	(96)			(181)			(e)

Net Proceeds	$7,399			$7,204

	Claim	Recovery	Recovery	Claim	Recovery	Recovery
	Amount	Amount	%	Amount	Amount	%

Senior Notes
Prepetition	$4,132	$4,132	100%	$4,132	$4,132	100%	(f)
Post-Petition	400	400	100%	466	466	100%

Total	4,533	4,533	100%	4,598	4,598	100%

Senior Subordinated Notes
Prepetition	1,666	$1,666	100%	1,666	$1,666	100%
Post-Petition	299	299	100%	351	351	100%

Total	1,965	1,965	100%	2,018	2,018	100%

General Unsecured Claims	375	$375	100%	375	$375	100%	(g)

CCB Guarantees
Prepetition	70	$70	100%	70	$70	100%
Post-petition	9	9	100%	10	10	100%

Total	79	$79	100%	80	$80	100%

PIERS							(h)
Prepetition	789	$447	57%	789	$133	17%
Post-petition	185	-	0%	217	-	0%

Total	974	$447	46%	1,006	$133	13%

Subordinated Claims	-	-	N/A	-	-	N/A	(i)

Notes:
(1) All amounts assumed to be paid at 04/30/11 under a Chapter 11 plan and 09/30/11 under a Chapter 7 liquidation.

Notes:

(a)
Cash is comprised of cash (including WMI’s share of tax refunds already received) and restricted cash at WMI, WMI Investment Corp. and its subsidiaries, plus payments from JPMC for Visa Shares and intercompany loans pursuant to the Amended Global Settlement Agreement proceeds related to the American Savings Bank Goodwill Litigation and BOLI/COLI and Rabbi Trust assets in both chapter 7 and 11 cases.

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(b)
The Reorganized WMI includes WMI, WMI Investment Corp. and WMMRC, a wholly-owned subsidiary of WMI and a Hawaiian captive reinsurance company.  WMI retained Blackstone Advisory Partners (“Blackstone”) to prepare a valuation of the Reorganized WMI.  Blackstone’s conclusions regarding the value of Reorganized WMI are subject to the assumptions, limitations and qualifications set forth in the valuation analysis, annexed to this Disclosure Statement as Exhibit D.  As set forth therein, Blackstone’s valuation work produced a range of $135 million to $185 million. To the extent Reorganized WMI’s net operating losses are not available for any reason to shelter future taxable income, Blackstone’s estimate of Reorganized WMI Value would be reduced by approximately $20 million to $45 million.    For purposes of this analysis, we have assumed net operating losses are available to shelter future taxable income and included the midpoint of that total range, $160 million.

In chapter 7 cases, the Debtors believe that a chapter 7 trustee would be forced to sell WMMRC quickly which would substantially reduce the recovery associated with this asset.  The Debtors’ belief is based on consultation with various investment banks and potential bidders of WMMRC.

(c)
Includes investments in wholly-owned subsidiaries WaMu 1031 Exchange, a 1031 exchange administrator, Ahmanson Obligation Company, WM Citation Holdings and WMI Rainier.  Other assets include remaining BOLI/COLI assets, the Assurant Trust account and a remaining note related to a venture capital investment, as described in the Disclosure Statement.

(d)
In both the chapter 11 and 7 cases, WMI’s portion of future tax refunds equates to 20% of the initial tax refund of approximately $2.9 billion and an additional tax refund of $2,775 million less $1,185 million paid to the FDIC and the WMB bondholders, netting a total of $2,170 million.

(e)
It is anticipated that a delay would result from the conversion of the chapter 11 cases to cases under chapter 7 of the Bankruptcy Code due to the knowledge transfer required and associated with the transition to new attorneys and other professionals likely to be selected by a chapter 7 trustee.  For the purposes of this analysis, the Debtors assumed that a 5 month delay would occur while a trustee is appointed and while the trustee's professionals become familiar with the many complex issues in the Debtors' cases.  Based on the current rate of operating expenses, the Debtors estimate that the conversion of the cases to cases under chapter 7 of the Bankruptcy Code would result in an increase of $3 million in operational expenses.  Based on the current rate of professional fees being incurred in the Debtors' chapter 11 cases, the Debtors estimate that the conversion would equate to $45 million in professional fees.  In addition, as is customary, the Debtors anticipate that a chapter 7 trustee would receive compensation in the form of a transaction fee based on the total distribution available for creditors.  For the purposes of this Updated Liquidation Analysis, the Debtors assumed a 0.5% transaction fee would be imposed on the total distribution to creditors, which is equal to $37 million.

(f)
As discussed, conversion to chapter 7 cases will cause a delay in the resolution of the cases.  For the purposes of this analysis, it is assumed that payment on Senior Notes, Subordinated Notes, CCB Guarantees and PIERS prepetition and post-petition claims will be delayed by an additional five months.  This results in increased post-petition interest on the Senior Notes, Subordinated Notes, CCB Guarantees and PIERS claims.  The actual amount of delay could be somewhat less or far greater than this amount.

(g)	In both the chapter 11 and 7 cases, general unsecured claims will vary widely depending on the outcome of various claims objections. Current filed claims total in excess of $55 billion

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excluding unliquidated claims.  However, the Debtors’ best estimate of eventually allowed claims in both cases will be approximately $375 million.

(h)
PIERS claims consists of claims related to both preferred and common securities.  All common securities are owned by WMI.  Therefore recoveries in excess of $765 million plus corresponding post-petition interest will be distributed back to the estate.

(i)
Subordinated Claims could arise from the outcome of various litigations and as such, no estimate of those claims have been included in the Updated Liquidation Analysis under either a chapter 11 plan or a chapter 7 liquidation.

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Exhibit E

Valuation Analysis

Enterprise Valuation of the Reorganized Debtors

To provide information to parties in interest regarding the possible range of values of their distributions under the Modified Plan, the Debtors retained Blackstone Advisory Partners (“Blackstone”) as their financial advisor to, among other things, estimate the value of the Reorganized Debtors (“Reorganized WMI” or the “Company”) on a going-concern basis both (a) excluding the value of net operating losses (“NOLs”) that may be available to shelter taxable income and (b) including the value of NOLs that may be available to shelter taxable income.

In estimating the range of Reorganized WMI Value, Blackstone has, among other things:

(a)	reviewed certain recent historical financial information of the Debtors;

(b)
reviewed certain internal financial and operating data of the Debtors related to Reorganized WMI’s business, its prospects and its projected dividend stream, including, among other things, the Projections set forth in the Disclosure Statement, and the updated Projections set forth in this Supplemental Disclosure Statement;

(c)	reviewed the NOL analysis prepared by the Debtors;

(d)	met with and discussed the Debtors’ operations and future prospects with the Debtors’ management team and their advisors, including the Debtors’ actuarial advisors and other constituents;

(e)
discussed relevant sections of the Internal Revenue Code with the Debtors' tax experts as well as counsel retained by Blackstone for the purpose of providing legal advice regarding tax issues in connection with the preparation of this valuation analysis;

(f)	reviewed publicly available information for comparable companies and recent precedent transactions in the insurance and reinsurance industry;

(g)	considered certain economic and industry information relevant to WMMRC’s business;

(h)	reviewed the Modified Plan, Disclosure Statement, Amended Global Settlement Agreement, the Supplemental Disclosure Statement and other filings made in the Chapter 11 cases; and

(i)	performed such other analyses and investigations and considered such other information as Blackstone deemed appropriate under the circumstances.

Blackstone did not independently verify the Projections in connection with preparing the estimates of Reorganized WMI Value and no appraisals of the Debtors were sought or obtained in connection herewith.  Of note, the Projections do not take in account the possibility of the Debtors raising future capital, whether equity or debt, and the potential future taxable income stream that could be generated from investment of that capital.  Blackstone assumed that the Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors.  In

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addition, Blackstone assumed and relied on the accuracy and completeness of all other financial and other information furnished to it by the Debtors.

The valuation analysis assumes the reorganized debtors will (i) achieve their Projections in all material respects, (ii) commence dividend distributions in 2014, consistent with the projections and (iii) emerge from Chapter 11 with approximately $5.5 billion of NOLs, of which approximately $3.5 billion will not be restricted by 382 limitations, the combination of which will be used to shelter (a) future taxable income generated by Reorganized WMI as based on the Projections (which the Debtors estimate will be approximately $55 million to $85 million) and (b) any taxable income generated by Reorganized WMI from assets not currently owned by Reorganized WMI, as further discussed below.

The following is a brief summary of the financial analyses performed by Blackstone to arrive at the Reorganized WMI Value:

(a)           Discounted Cash Flow Analysis

The discounted cash flow (“DCF”) analysis estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the assets’ or business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by investors making an investment in the target asset or business.  The Reorganized WMI Value was determined by calculating the present value of the projected dividend stream to be generated by Reorganized WMI based on the financial projections provided by the Debtors using a range of discount rates between 13% to 15% and a range of discount rates between 25% to 35% for purposes of estimating the value of the excess NOLs not utilized in the Projections.  For reasons described in (b) and (c) below, the DCF analysis was the primary methodology used by Blackstone to estimate Reorganized WMI Value and the NOLs.

(b)           Precedent Transactions Analysis

The precedent transactions analysis estimates the value of an asset or business by observing transaction multiples paid by acquirers of comparable assets or businesses and applying those observed transaction multiples to the relevant financial information of the asset or business being valued.  In addition to the intrinsic value of the assets or business being valued, transaction multiples observed for purposes of precedent transaction analysis may reflect aspects of value (e.g., control premiums, etc) that are not necessarily applicable to the asset or business being valued.  Accordingly, although Blackstone considered the Precedent Transaction Analysis a relevant indicator of Reorganized WMI’s Enterprise Value Range, we relied on the DCF Analysis.

(c)           Comparable Company Analysis

The comparable company valuation analysis estimates the value of a business by observing the multiples implied by the trading prices of the equity securities of such comparable businesses and applying those observed trading multiples to relevant financial information of the business being valued.  Given the size of comparable companies and the nature of the operations, Blackstone did not rely on the comparable company analysis as a determinant of Reorganized WMI Value.

Based on the Projections and subject to the review and analysis described herein and to the assumptions, limitations and qualifications described herein, and solely for purposes of the Modified Plan, Blackstone estimates the range of value of Reorganized WMI, excluding the value of NOLs assumed to be available to Reorganized WMI, is approximately $115 to $140 million.  Blackstone also estimates the range of value of NOLs used to shelter future taxable income generated by Reorganized

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WMI as based on the Projections is approximately $10 to $20 million.  When added together, Blackstone estimates the value of Reorganized WMI, including the value of NOLs used to shelter future taxable income in the existing portfolio, is approximately $125 to $160 million.

In order to estimate the value of the NOLs not utilized in the Projections to shelter taxable income generated from the existing portfolio, Blackstone assumed that Reorganized WMI raises capital post-emergence to acquire additional reinsurance assets and utilizes the NOLs to shelter any tax that otherwise would be payable from the taxable income that would be generated by the acquired assets.  The value of the NOLs was calculated as the present value of the tax savings arising from Reorganized WMI’s utilization of the NOLs.   Further, and subject to availability, the amount of new capital that Reorganized WMI can raise is constrained by certain provisions of the Internal Revenue Code, specifically Section 269 and Section 382.  Section 269 is a provision that generally limits the ability to “traffic” in NOLs thus allowing the Internal Revenue Service to, among other things, evaluate the principal purpose of any investment.  The consequence of failing to comply with Section 269 could result in the loss of both the ability to utilize the NOLs to shelter taxable income generated from any new reinsurance assets acquired as well as the loss of the ability to shelter taxable income generated by the existing portfolio, as was assumed in the Projections.  Section 382 is a provision that limits the amount of NOLs a company can utilize after it undergoes an “ownership change.”

Based upon the above, Blackstone estimates Reorganized WMI could raise up to $115 to $140 million of equity,(20) and that potential acquisitions would typically earn, based upon historical returns generated by similar portfolios, an estimated compounded annual rate of return of approximately 8.0% to 12.5%.  The present value of the tax savings arising from the utilization of the NOLs, using a 25% to 35% discount rate, the assumed rate of return an investor would target upon making such an investment, is estimated to be $15 to $45 million.  Blackstone further adjusted the value to reflect the risks associated with the execution of this hypothetical acquisition strategy, which risks may include the following:

(a)	the lack of an existing management team with experience running a stand-alone reinsurance company;

(b)
the nature of Reorganized WMI’s historical business operations in which all reinsurance assets were sourced solely from Reorganized WMI’s former affiliate (i.e., Reorganized WMI never independently acquired reinsurance assets);

(c)      the uncertainty surrounding the availability of capital;

(d)	continued deterioration in Reorganized WMI's existing mortgage portfolio which may divert proceeds from new opportunities to cover future losses;

(e)	the uncertainty surrounding the availability of portfolios to be acquired; and

(f)      IRS scrutiny.

To reflect the risks described above, Blackstone reduced its estimate of the value of the NOLs to $10 to $25 million.  As such, Blackstone estimates the value of Reorganized WMI, including the value of

___________________________
(20) While a portion of the proceeds could be in the form of debt capital, debt capital may present several challenges, including: (i) the inherent difficulty in raising substantial capital through a debt issuance, as, typically, insurance businesses are not highly leveraged, (ii) Reorganized WMI would likely have to avoid debt that might be recharacterized as equity under applicable tax rules, further limiting the maximum amount of leverage available, and thus the amount of capital the Company could raise via a debt issuance, and (iii) the fact that the interest expense associated with raising capital via a debt issuance already acts as a tax shield, reducing the amount of net taxable income to be offset by utilization of the NOL.

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all potential NOLs, is approximately $135 to $185 million, with a midpoint valuation of $160 million.  If the Debtors’ emergence is delayed beyond October 2011, the value of the NOLs may change to reflect, among other things, a reduction in the amount of unrestricted NOLs available to shelter taxable income.

Blackstone’s estimated range of Reorganized WMI Value does not constitute a recommendation to any holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Modified Plan.  The estimated range of Reorganized WMI Value set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Modified Plan or of the terms and provisions of the Modified Plan.  The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.  As a result, the estimated range of the Reorganized WMI Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein.  Neither the Reorganized Debtors, nor Blackstone, nor any other person assumes responsibility for any differences between the Reorganized WMI Value range and such actual outcomes.

The summary set forth above does not purport to be a complete description of the analyses performed by Blackstone.  The preparation of a valuation estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily suitable to summary description.  In performing these analyses, Blackstone and the reorganized Debtors made numerous assumptions with respect to industry performance, tax, business and economic conditions and other matters.  The analyses performed by Blackstone are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

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